    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 1996


                                                    SEC REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------


                                AMENDMENT NO. 1

                        FORM SB-2 REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 NAVIDEC, INC.
             (Exact Name of Registrant as Specified in its Charter)

           COLORADO                          7373                  33-0502730
       (State or Other           (Primary Standard Industrial    (IRS Employer
Jurisdiction of Incorporation)   Classification Code Number)     Identification
                                                                    Number)

   14 INVERNESS DRIVE, BUILDING F, SUITE 116 ENGLEWOOD, COLORADO 80112 (303)
                                    790-7565
(Address and telephone number of principal executive offices and principal place of business)

                                  RALPH ARMIJO
      14 INVERNESS DRIVE, BUILDING F, SUITE 116, ENGLEWOOD, COLORADO 80112
                                 (303) 790-7565
           (Name, Address and Telephone Number of Agent for Service)
                       ----------------------------------

                                   COPIES TO:

       ROGER V. DAVIDSON, ESQ.                     DAVID C. ROOS, ESQ.
        JOHN D. TISHLER, ESQ.                     Berliner Zisser Walter
   Cohen Brame & Smith Professional                  & Gallegos, P.C.
             Corporation
   1700 Lincoln Street, Suite 1800           1700 Lincoln Street, Suite 4700
        Denver, Colorado 80203                    Denver, Colorado 80203
            (303) 837-8800                            (303) 830-1700
          Fax (303) 894-0475                        Fax (303) 830-1705

                       ----------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                        CALCULATION OF REGISTRATION FEE

                                                                                       PROPOSED MAXIMUM        PROPOSED MAXIMUM
                  TITLE OF EACH CLASS OF                          AMOUNT TO             OFFERING PRICE             AGGREGATE
               SECURITIES TO BE REGISTERED                      BE REGISTERED           PER SHARE (1)           OFFERING PRICE
Common Stock, no par value ("Common Stock") (2)...........  910,000 shares               $    6.90               $   6,279,000
Common Stock Purchase Warrant ("Warrant") (3).............  1,150,000 warrants           $    0.10                     115,000
Common Stock Issuable Upon Exercise of the Warrants
  (2)(4)..................................................  1,150,000 shares             $    8.28                   9,552,000
Representative's Options (5)..............................  100,000 options              $    .001                         100
Common Stock Issuable Upon Exercise of Representative's
  Options (7).............................................  100,000 shares               $    8.40(8)                  840,000
Warrants Issuable Upon Exercise of Representative's
  Options.................................................  100,000 warrants                  --                      --
Common Stock Issuable Upon Exercise of the Warrants
  Included in the Representative's Options (4)............  100,000 shares               $    8.28                     828,000
Common Stock Issued to Bridge Financing Selling
  Stockholders............................................  428,565 shares               $    7.00                   2,999,955
Warrants Issued to Bridge Financing Selling Stockholders..  428,565 warrants                  --                      --
Common Stock Issuable Upon Exercise of Warrants Issued to
  Bridge Financing Selling Stockholders (4)...............  428,565 shares               $    8.28                   3,548,518
Total.....................................................                                                       $  24,162,573


                  TITLE OF EACH CLASS OF                          AMOUNT OF
               SECURITIES TO BE REGISTERED                    REGISTRATION FEE
Common Stock, no par value ("Common Stock") (2)...........       $  2,165.17
Common Stock Purchase Warrant ("Warrant") (3).............             39.66
Common Stock Issuable Upon Exercise of the Warrants
  (2)(4)..................................................          3,293.78
Representative's Options (5)..............................       $    -0- (6)
Common Stock Issuable Upon Exercise of Representative's
  Options (7).............................................            289.65
Warrants Issuable Upon Exercise of Representative's
  Options.................................................           --
Common Stock Issuable Upon Exercise of the Warrants
  Included in the Representative's Options (4)............            285.52
Common Stock Issued to Bridge Financing Selling
  Stockholders............................................          1,034.38
Warrants Issued to Bridge Financing Selling Stockholders..           --
Common Stock Issuable Upon Exercise of Warrants Issued to
  Bridge Financing Selling Stockholders (4)...............          1,223.52
Total.....................................................       $  8,331.68

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Includes 150,000 shares of Common Stock subject to sale upon exercise of over-allotment option granted to Representative on the shares of Common Stock offered by the Company and the Bridge Financing Selling Stockholders which the Underwriter is committed to purchase, which may be offered to cover over-allotments, if any.

(3) Includes 150,000 Warrants subject to sale upon exercise of over-allotment option granted to Representative, which may be offered to cover over-allotments, if any.

(4) Pursuant to Rule 416, there are also being registered such indeterminable number of additional shares of Common Stock, which may be issued as a result of the anti-dilution provisions of the Warrants.

(5) Represents options, to be issued to the Representative, to purchase Common Stock and Warrants.

(6) No separate registration fee is required pursuant to Rule 457(g).

(7) Pursuant to Rule 416, there are being registered such indeterminate number of additional shares of Common Stock which may be issued as a result of the anti-dilution provisions of the Representative's Options.

(8) Represents the exercise price of the Representative's Options.
                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED NOVEMBER 8, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                            1,000,000 COMMON SHARES
                             AND 1,000,000 WARRANTS

                               ------------------

                                 NAVIDEC, INC.


    Of the 1,000,000 shares of Common Stock, no par value (the "Common Stock") and 1,000,000 Common Stock purchase warrants (the "Warrants") of NAVIDEC, Inc., a Colorado corporation (the "Company") offered hereby, 790,000 shares of the Common Stock and 1,000,000 Warrants are being sold by the Company and 210,000 shares of Common Stock are being sold by certain stockholders of the Company (the "Bridge Financing Selling Stockholders"). See "Bridge Financing Selling Stockholders." Until the completion of this offering, the Common Stock and Warrants may only be purchased together on the basis of one share of Common Stock and one Warrant at an anticipated combined public offering price of between $6.50 and $7.50 ("Combined Offering Price"), of which $.10 is the anticipated public offering price of the Warrants. The Common Stock and Warrants offered hereby are sometimes hereinafter collectively referred to as the "Securities." Upon completion of the offering, the Common Stock and the Warrants will immediately trade separately. The Company will not receive any of the proceeds from sales of Common Stock by the Bridge Financing Selling Stockholders. Each Warrant entitles the holder to purchase one share of Common
Stock at a price of $    (120% of the initial offering price of a share of
Common Stock) until           , 2001 (five years from the date of this
Prospectus). The Warrants are redeemable at the option of the Company, at $.05
per Warrant, at any time on or after                , 1997 (one year from the
date of this Prospectus) or such earlier date as may be determined by Joseph Charles & Associates, Inc., the representative (the "Representative") of the Underwriters, upon at least thirty days' notice if the closing price of the
Common Stock equals or exceeds $     (140% of the initial offering price for a
share of Common Stock) for twenty consecutive trading days ending within thirty days prior to the date notice of redemption is given, and at such time there is a current effective registration statement covering the shares of Common Stock underlying the Warrants.



    In addition to the shares of Common Stock being sold hereby by the Bridge Financing Selling Stockholders, an aggregate of 200,727 shares of Common Stock and 410,727 Warrants are being registered simultaneously with this offering for resale by such Bridge Financing Selling Stockholders. The Bridge Financing Selling Stockholders have, however, agreed not to resell any additional Common Stock until ten months from the consummation of this offering, subject, however, to earlier sale upon the prior written consent of the Representative in its discretion in each case. See "Additional Registered Securities" and "Underwriting."


                           --------------------------

                                                        (CONTINUED ON NEXT PAGE)
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                                                       PROCEEDS TO
                                                                                          BRIDGE
                                                                      PROCEEDS TO       FINANCING
                                                      UNDERWRITING        THE            SELLING
                                     PRICE TO PULIC   DISCOUNT(1)      COMPANY(2)      STOCKHOLDERS

Per Share..........................        $               $               $                $

Per Warrant........................        $               $               $                $

Total (3)..........................        $               $               $                $

                                     (FOOTNOTES CONTINUED ON INSIDE FRONT COVER)
THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS
          WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE
               "RISK FACTORS" BEGINNING ON PAGE   AND "DILUTION."


    The Securities are offered by the several Underwriters, subject to prior sales, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the offering and to reject any offer to purchase in whole or in part. It is expected that delivery of the certificates representing the Securities will be made against payment therefor at the offices of Joseph Charles & Associates, Inc., 9701 Wilshire Boulevard, Ninth Floor, Beverly Hills, California 90212, or through the
facilities of Depository Trust Company, on or about                , 1996.


                       JOSEPH CHARLES & ASSOCIATES, INC.

              THE DATE OF THIS PROSPECTUS IS                , 1996

(FOOTNOTES CONTINUED FROM COVER)

------------------------

(1) Does not include additional compensation to be received by the Representative in the form of (i) a 3% non-accountable expense allowance and
    (ii) sale to the Representative for $100 of options ("Representative's Options") to purchase 100,000 shares of Common Stock and 100,000 Warrants at
    a combined price of $    (120% of the Combined Offering Price) exercisable
    over a period of four years, commencing one year from the date of this Prospectus. The Company has also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(2) Before deducting other expenses of this offering payable by the Company, estimated to be $450,000, including the Representative's non-accountable expense allowance.

(3) The Company has granted the Underwriters an option ("Over-allotment Option"), exercisable within sixty days from the date of this Prospectus, to purchase up to 150,000 additional shares of Common Stock and 150,000 additional Warrants on the same terms as set forth above, solely for the purpose of covering over-allotments, if any. If the Underwriters' Over-allotment Option is exercised in full, the total Price to the Public,
    Underwriting Discount, and Proceeds to the Company will be $      , $
    and $      , respectively. See "Underwriting."

    Prior to this offering, there has been no public market for the Securities of the Company and there can be no assurance that any such market will develop or be sustained after this offering. The initial public offering price of the Securities has been determined by negotiation between the Company and the Representative and does not necessarily reflect the Company's asset value, performance or any other established criteria. For information regarding the factors considered in determining the initial public offering price of the Securities and the terms of the Warrants, see "Underwriting." The Company has applied to have the Common Stock and the Warrants approved for inclusion on The NASDAQ SmallCap-SM- Market under the symbols NVDC and NVDCW, respectively.

    AS OF THE DATE OF THIS PROSPECTUS, THE COMPANY WILL BECOME SUBJECT TO THE REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 AND IN ACCORDANCE THEREWITH WILL FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS AND SUCH OTHER PERIODIC REPORTS AS THE COMPANY DEEMS APPROPRIATE OR AS MAY BE REQUIRED BY LAW.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO CAREFULLY READ THIS PROSPECTUS IN ITS ENTIRETY, INCLUDING BUT NOT LIMITED TO THE RISK FACTORS.

                                  THE COMPANY


    The Company is a leading provider of comprehensive Internet and Intranet solutions for regional, national and international business organizations. The Company also serves as a distributor of various high technology and other products through traditional and electronic channels. The Company provides its services and distributes its products to over 500 customers as of the date of this Prospectus. The Company's Internet/Intranet solutions focus on all aspects of commercial Internet and Intranet presence, including design and development of World Wide Web ("WWW" or "Web") sites, marketing, database integration, electronic commerce and order fulfillment. ("Intranets" are internal corporate networks based upon protocols and technology developed for the Internet.) Product distribution includes the sale and installation of high technology systems and components from third party manufacturers principally through traditional distribution channels. The Company's core competencies in Internet/Intranet technology and traditional product marketing and distribution form its business model of providing complete Internet/ Intranet solutions. These solutions include computer and network infrastructure equipment, software and services, content and aggregation, electronic commerce and fulfillment of orders.


    The Company provides Internet/Intranet solutions to regional, national and international clients including Hewlett Packard, AT&T, KN Energy, Kimmon Electric of Japan, the Colorado Avalanche National Hockey League team, Gannett's KUSA-TV Denver, the Colorado Rockies Major League Baseball team, Live Entertainment, the Denver Metro Convention Bureau and others. The Company distributes high technology products manufactured or produced by IBM, Apple, Hewlett Packard, Tektronix, Kimmon Electric of Japan, Hayashi Denko, Silicon Graphics, Netscape, Netcom, Sybase and others.

    To date, distribution of high technology products and related services has accounted for the substantial majority of the Company's revenue. Although the Company intends to continue expansion of its traditional high technology product distribution, the Company believes that substantial revenue growth opportunities exist in the Internet/Intranet solutions industry and the Company has positioned itself to take advantage of these growth opportunities.

    The Company has developed a number of strategic relationships with Internet industry participants, including AT&T, IBM, Hewlett Packard, Silicon Graphics, Microsoft, Netscape and Sybase. The Company believes that the combination of these relationships with the Company's business model allows the Company to offer uniquely complete, integrated commercial Internet and Intranet solutions to its clients. The Company is able to design and implement Internet or Intranet sites and networks serving the full range of client needs, from simple informational sites to interactive product distribution sites to advanced, user friendly corporate Intranets. The Company has also developed a number of proprietary software tools to implement Internet/Intranet interactivity and electronic commerce on the Internet. These tools are licensed to clients in connection with Internet/Intranet sites and networks designed and maintained by the Company. In addition, many of the Company's Internet/Intranet clients have become sources of recurring revenue as a result of their continued utilization of the full range of Internet/Intranet solutions offered by the Company, including technical upgrades, site maintenance, advertising and marketing.

    The Company merged with Interactive Planet, Inc., a designer and developer of Internet World Wide Web ("WWW" or "Web") sites, in July 1996. The merger was consummated in order to establish the Company's business model of combined expertise in traditional marketing and distribution and Internet/ Intranet technology.

    UNLESS OTHERWISE INDICATED, ALL SHARE AND PER SHARE DATA AND INFORMATION CONTAINED IN THIS PROSPECTUS RELATING TO THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING (I) ASSUMES THE EFFECT OF A ONE SHARE FOR TWO SHARE (1 FOR 2) REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON SHARES EFFECTED OCTOBER 18, 1996, (II) ASSUMES THE ISSUANCE UPON CONSUMMATION OF THIS OFFERING OF AN AGGREGATE OF 410,727 SHARES OF COMMON STOCK AND 410,727 WARRANTS UPON CONVERSION OF $1,437,500 PRINCIPAL AMOUNT OF 10% UNSECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTES OF THE COMPANY ("BRIDGE PROMISSORY NOTES") SOLD IN A PRIVATE PLACEMENT FINANCING IN AUGUST THROUGH OCTOBER 18, 1996 ("BRIDGE FINANCING PRIVATE PLACEMENT"), (III) ASSUMES NO EXERCISE OF THE WARRANTS, (IV) ASSUMES NO EXERCISE OF THE OVER-ALLOTMENT OPTION, (V) DOES NOT INCLUDE 100,000 SHARES OF COMMON STOCK AND 100,000 WARRANTS (AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS) RESERVED FOR ISSUANCE TO THE REPRESENTATIVE UPON EXERCISE OF OPTIONS TO BE ISSUED TO THE REPRESENTATIVE UPON CONSUMMATION OF THIS OFFERING (THE "REPRESENTATIVE'S OPTIONS"), AND (VI) DOES NOT INCLUDE A TOTAL OF 250,000 SHARES RESERVED FOR ISSUANCE UPON EXERCISE OF OPTIONS FOR 250,000 SHARES OF COMMON STOCK GRANTED TO AN EMPLOYEE OF THE COMPANY (THE "EMPLOYEE'S OPTIONS").


    THIS PROSPECTUS INCLUDES PRODUCT NAMES, TRADE NAMES AND MARKS OF COMPANIES OTHER THAN THE COMPANY. ALL OTHER COMPANY OR PRODUCT NAMES ARE TRADEMARKS, REGISTERED TRADEMARKS, TRADE NAMES OR MARKS OF THEIR RESPECTIVE OWNERS AND ARE NOT THE PROPERTY OF THE COMPANY.

                                  THE OFFERING


Common Stock Outstanding Prior to the Offering...........................  2,000,700 shares

Common Stock Offered by the Company......................................  790,000 shares

Common Stock Offered by the Bridge Financing Selling Stockholders........  210,000 shares

Common Stock to be Outstanding After the Offering........................  3,201,427
                                                                           shares(1)


------------------------


(1) Includes 200,727 shares of Common Stock to be issued to Bridge Financing Selling Stockholders which are not included in this offering.


Use of Proceeds...................  For purchase of capital equipment, development of
                                    Internet/ Intranet solutions, advertising and marketing,
                                    repayment of loans and working capital and other general
                                    corporate purposes. See "Use of Proceeds."

Proposed NASDAQ SmallCap-SM-
 Symbols

    Common Stock..................  NVDC

    Warrants......................  NVDCW

Risk Factors......................  The Securities offered hereby are highly speculative and involve a high degree of risk and should be purchased
                                    only by investors who can afford the loss of their
                                    entire investment. See "Risk Factors." In addition,
                                    there is immediate substantial dilution from the public
                                    offering price. See "Dilution."

                     SUMMARY COMBINED FINANCIAL INFORMATION
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

    The following tables set forth summary combined financial information and other equity information of the Company. The summary financial information in the tables is derived from the financial statements of the Company and IPI and pro forma financial information, and should be read in conjunction with and is qualified in its entirety by the more detailed financial statements, pro forma combined financial information and related notes thereto, and other financial information included herein.

FOR THE SIX MONTHS ENDED JUNE 30, 1996                                      NAVIDEC, INC.      IPI     PRO FORMA(3)
--------------------------------------------------------------------------  --------------  ---------  -------------
Net Revenues..............................................................   $      2,472   $     185   $     2,657
Operating Loss............................................................           (224)       (100)         (363)
Net Loss..................................................................           (249)       (101)         (389)
Loss Per Share............................................................   $       (.16)              $      (.17)
Shares Outstanding(6).....................................................      1,532,385                 2,331,064


FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995                                 NAVIDEC, INC.    IPI(1)    PRO FORMA(2)
--------------------------------------------------------------------------  --------------  ---------  -------------
Net Revenues..............................................................   $      4,121   $     168   $     4,288
Operating Loss............................................................             (3)     --               (82)
Net Loss..................................................................            (23)     --              (102)
Loss Per Share............................................................   $       (.02)              $      (.04)
Shares Outstanding(6).....................................................      1,532,385                 2,331,064



                                                                                                     PRO FORMA
                                                                                              ------------------------
                                                                                                BEFORE        AFTER
BALANCE SHEET AT JUNE 30, 1996                                     NAVIDEC, INC.      IPI     OFFERING(4)  OFFERING(5)
----------------------------------------------------------------  ---------------  ---------  -----------  -----------
Cash............................................................     $      53     $       5   $   1,316    $   5,712
Working Capital (Deficit).......................................          (418)          (82)        683        5,184
Total Assets....................................................           684            66       2,579        6,795
Long-Term Liabilities...........................................        --                45       1,483       --
Stockholders' Equity (Deficit)..................................          (275)         (100)        (59)       5,745


------------------------

(1) IPI was incorporated May 15, 1995.

(2) Reflecting the combination of the Company and IPI as if the acquisition occurred January 1, 1995.

(3) Reflecting the combination of the Company and IPI as if the acquisition occurred January 1, 1996.

(4) Reflecting the combination of the Company and IPI as if the acquisition and the issuance of the Bridge Promissory Notes were completed on June 30, 1996.

(5) Reflecting the combination of the Company and IPI as if the acquisition, the issuance and conversion of the Bridge Promissory Notes and this offering were completed on June 30, 1996.

(6) Options and shares from the conversion of the Bridge Promissory Notes were considered in the calculation of weighted average shares under the treasury stock method based on the proposed public offering price.

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS INHERENT IN, AND AFFECTING THE BUSINESS OF, THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

RISK FACTORS RELATING TO THE COMPANY


    1. OPERATING RESULTS. Although the Company has been in business for three years, its business has only recently expanded into Internet and Intranet infrastructure equipment, software and services, content creation and aggregation, commerce and distribution (together, "Internet/Intranet Solutions"). As a result of this expansion, the Company is subject to all the risks inherent in a new business enterprise. The Company has only a very limited operating history in the Internet/Intranet Solutions business upon which to base any evaluation of the Company's performance and prospects in such business. On a pro forma combined basis for the year ended December 31, 1995 (which includes approximately six months of Interactive Planet, Inc.'s ("IPI") operations since its formation), the Company would have realized $4,288,317 in net sales and recorded a net loss of $101,919. On a pro forma combined basis for the six months ended June 30, 1996, the Company would have recorded $2,657,297 in net sales and a net loss of $388,529. Although there has been growth in annual revenue, the Company likely will incur losses and experience negative cash flow during at least the first three quarters following this offering. The Company plans to focus in the near future on growing its Internet/Intranet Solutions business and increasing its distribution activities. In order to do so, it must increase significantly its expenses for personnel, marketing, equipment and other product purchases. In addition, the Company may experience fluctuations in future operating results due to a variety of factors (many of which are out of the Company's control), including general economic conditions, specific economic conditions in the Internet industry, capital and other costs relating to the expansion of operations and the mix of services and distribution channels offered by the Company. There can be no assurance that the Company's operations will generate sufficient revenues to become profitable. The likelihood of the Company's success must be considered relative to the problems, experiences, difficulties, complications and delays frequently encountered in connection with the operation and development of a new business and the competitive environment in which the Company operates. See "Business."


    2. IPI HISTORY OF OPERATING LOSSES. IPI operated from May 1995 until the merger with the Company in July 1996. During that time IPI accumulated net losses of approximately $100,000. The business of IPI is integral to the Company's new focus on Internet/Intranet Solutions. Management believes that substantial revenue growth opportunities exist in the Internet/Intranet Solutions business; however, there can be no assurance that the Company's Internet/Intranet Solutions business will achieve profitability. See "Business--Internet/Intranet Solutions" and Financial Statements.

    3. SIGNIFICANT CAPITAL REQUIREMENTS. The Company's capital requirements have been and will continue to be significant. To date, the Company has been dependent primarily on bank loans and loans from the Company's affiliates and employees, as well as the net proceeds from the recent Bridge Financing Private Placement, to fund its capital requirements. To date, there has been limited equity investment in the Company. The Company is dependent on and intends to use a significant portion of the proceeds of this offering to fund its ongoing operations as well as to implement its proposed expansion plans. The Company anticipates that the proceeds to the Company from this offering, together with projected cash flow from operations, will be sufficient to fund the Company's operations during the twelve months following the consummation of this offering. In the event that the Company's plans change, there are any delays in implementing the proposed expansion, the Company's projections prove to be inaccurate or the proceeds of this offering prove to be insufficient, the Company may be required to seek additional financing or curtail its operations and/or expansion activities. In such case, the Company will generally be required to seek additional debt or equity financing to fund the costs of daily operation and of continuing to expand its operations. Any additional equity financing may involve substantial dilution to the Company's then-existing stockholders. The Company has no current commitments or arrangements with respect to, or readily available sources of, additional financing and there can be no assurance that the current stockholders of the Company will provide any portion of the Company's future financing requirements. There can be no assurance that additional financing will be available to the Company when needed or, if available, that it can be obtained on commercially reasonable terms. Any inability to obtain additional financing when needed would have a material adverse effect on the Company including requiring the Company to curtail the expansion of its operations and possibly causing the Company to cease its operations. Even if the Company is successful in its expansion plans, no assurances can be given that the Company will be successful or that investors will derive a profit from their investment. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Financial Statements.


    4. DEVELOPING MARKET; UNPROVEN MARKET FOR THE COMPANY'S PRODUCT. The Internet, and particularly the Web, represent markets for the Company's products and services which have only recently begun to develop, are rapidly evolving and are characterized by low barriers to entry and an increasing number of market entrants who have introduced or developed a wide variety of products and services for communication, information and commerce. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for new products and services are subject to a high level of uncertainty. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, compatibility, cost, difficulty in obtaining user demographic information, difficulty of use and access, and quality of service) remain unresolved and may impact the growth of Internet and Web use. There can be no assurance that marketing or commerce over the Internet will become widespread, or that products and services which are being developed by the Company for use on the Internet will become accepted. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be reluctant to adopt a new strategy that could make their existing products and infrastructure obsolete. In addition, there can be no assurance that individual personal computer users in business or at home will adopt the Web for on-line commerce and communication. Because the market for the Company's products and services is new and evolving, it is also difficult to predict with any assurance the future growth rate, if any, and the size of the market. There can be no assurance that the market for the Company's products and services will continue to expand, that the Company's products or services will be accepted, or that individual personal computer users in business or at home will use the Internet or the Company's products and services for commerce, information and communication. If a significant market develops more slowly than expected or becomes saturated with competitors, or if the Company's products do not achieve market acceptance, the Company's business, operating results and financial condition will be materially adversely affected. See "Business."


    5. COMPETITION. The market for Internet/Intranet Solutions is new, intensely competitive, quickly evolving and subject to rapid technological change. This market is also characterized by low barriers to entry and frequent product introductions, and the Company therefore expects competition will increase in the future. Some of the Company's current and many of the Company's potential competitors have greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. Potential competitors include browser and software vendors and servers, PC and UNIX software vendors, on-line service providers, client/server applications and other database companies, multimedia companies, document management companies, networking software companies, network management companies, educational software companies, traditional advertising agencies and interactive television. In a broader sense, the Company may compete with the more traditional marketing and distribution mediums, such as traditional distribution channels developed for products and services. This intense level of competition could materially and adversely affect the Company's future operating results and financial conditions.

    A large number of companies act as manufacturer's representatives and re-marketers of high technology equipment and related products, and the Company's competition in this business is therefore also intense. The distribution business is also characterized by low barriers to entry. In some instances, the Company, in acting as a re-marketer, may compete with the original manufacturer. Many of the Company's competitors in the distribution business have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company.

    There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition. See "Business--Competition."

    6. OBSOLESCENCE AND TECHNOLOGICAL CHANGE. The market for Internet/Intranet Solutions is characterized by rapidly changing technology, frequent introductions of new products and evolving industry standards which result in product obsolescence and short product life cycles. Accordingly, the Company's success is dependent upon its ability to anticipate technological changes in the industry and to continually identify, obtain and successfully market new products and services that satisfy evolving technologies, customer preferences and industry requirements. There can be no assurance that competitors will not market products and services which have perceived advantages over those of the Company or which render products and services to be offered by the Company obsolete or less marketable. See "Business."

    7. DEPENDENCE ON INTERNET INFRASTRUCTURE AND ACCESS. The Company's revenues will depend in large part upon a robust industry and infrastructure for providing Internet access and carrying Internet traffic. Notwithstanding current interest and worldwide subscriber growth, the Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure or complementary products, such as high speed modems. Because global commerce and on-line exchange of information on the Internet and other open area networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace. There can be no assurance that the infrastructure or complementary products necessary to make the Internet a viable commercial marketplace will be developed or, if developed, that the Internet will in fact become a viable commercial marketplace. If the necessary infrastructure or complementary products are not developed, or if the Internet does not become a viable commercial marketplace, the Company's business, operating results and financial condition will be materially adversely affected. See "Business."

    8. MANAGEMENT OF GROWTH. The Company's rapid growth and plans for further growth have placed, and are expected to continue to place, a significant strain on its administrative, operational and financial resources. The Company's ability to sustain growth effectively will depend, in part, on its ability to manage growth and to train, motivate and manage its employees. Currently, the Company relies on a limited staff which is responsible for all of the Company's activities, including sales and promotion, client planning, product distribution and technical development of products for clients. Many of the staff members are currently performing a combination of these functions. The Company's continued growth will require it to recruit and hire new technical, sales and marketing personnel so that the staff can be better specialized to market the services of the Company and serve client needs. At the present time, the Company plans to use a portion of the net proceeds of this offering to increase its sales force and technical staff, although no assurances can be given that qualified personnel can be hired. Market competition for the services of the limited number of people who are capable of performing the technical services of the Company is intense. The inability to recruit, hire and retain necessary personnel or the emergence of unexpected expansion difficulties could adversely affect the Company's business, operating results and financial condition. See "Management" and "Business--Employees."

    9. DEPENDENCE ON RELATIONSHIPS. The Company maintains many relationships with it clients and suppliers. These relationships often result in opportunities for expanding the Company's client base, technical capability and revenue base. The most significant of these relationships are with AT&T, IBM, Hewlett Packard, Silicon Graphics, Microsoft, Netscape and Sybase. While the Company has contracts with most of these companies, none of the contracts are exclusive and for the most part these companies are free to terminate their relationship with the Company at any time. The termination or deterioration of one or more of these relationships could have a material adverse effect on the Company's business, operating results and financial condition. A disruption in the supply of any of the high technology products distributed by the Company could have a short-term financial impact on the Company, but management believes it would be able promptly to find alternative sources for any such products. See "Business."

    10. DEPENDENCE ON RECURRING REVENUES. A substantial part of the Company's income is derived from the recurring revenues associated with sales of supplies to existing clients and periodic maintenance and upgrades to Internet and Intranet sites. Clients of the Company are not required to purchase supplies from the Company and may find another source for such supplies, or their need for such supplies may diminish or disappear as a result of technological advances or changes in customer utilization of hardware. In addition, most of the Company's Internet/Intranet Solutions clients are not required to utilize the Company for periodic maintenance and updates to their Internet and Intranet sites. Although many of the sites designed for the Company's clients contain proprietary tools licensed by the Company to such clients only so long as the Company maintains such sites, such clients are nonetheless free to take the information content of their sites to their own servers or servers maintained by competitors of the Company. The loss of clients who provide recurring revenues could have a material adverse effect on the Company. See "Business."

    11. DEPENDENCE ON PROPRIETARY TECHNOLOGY; RISKS OF THIRD PARTY INFRINGEMENT CLAIMS. The Company presently has no patents with respect to its proprietary technology. Instead, the Company currently relies upon copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions, all of which afford only limited protection, to protect its proprietary products. Accordingly, there can be no assurance that the Company's measures to protect its current proprietary rights will be adequate to prevent misappropriation of such rights or that the Company's competitors will not independently develop or patent technologies that are substantially equivalent or superior to the Company's technologies. Additionally, although the Company believes that its products and technologies do not infringe upon the proprietary rights of any third parties, there can be no assurance that third parties will not assert infringement claims against the Company. Similarly, infringement claims could be asserted against products and technologies which the Company licenses, or has the rights to use, from third parties. Any such claims, if proved, could materially and adversely affect the Company's business and results of operations. In addition, although any such claims may ultimately prove to be without merit, the necessary management attention to, and legal costs associated with, litigation or other resolution of such claims could materially and adversely affect the Company's business and results of operations. See "Business--Proprietary Rights."

    12. DEPENDENCE ON KEY PERSONNEL. The Company's success depends to a significant extent on the continued service of certain key management personnel, in particular Ralph Armijo, the Company's President and Chief Executive Officer. The loss or interruption of Mr. Armijo's services, for whatever reason, would have a material adverse effect on the Company. In the event of the loss of services of Mr. Armijo, no assurance can be given that the Company will be able to obtain the services of adequate replacement personnel. The loss or interruption of the services of any of the Company's other senior management personnel would also have an adverse effect on the Company. The Company has entered into a two-year employment agreement with Mr. Armijo and the Company currently maintains a $2 million life insurance policy on his life; however, no assurance can be given that the Company will be able to keep such policy in effect. The Company does not have employment agreements with or maintain life insurance policies for any of its other executive officers. See "Management."

    13. GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES. The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, unsolicited marketing, pricing and characteristics and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's products, increase the Company's cost of doing business or otherwise have an adverse effect on the Company's business, operating results or financial condition. Moreover, the applicability to the Internet of existing laws governing issues such as real and intellectual property ownership, libel and personal privacy is uncertain.

    14. ELIMINATION OF DIRECTOR LIABILITY. The Company's Articles of Incorporation contain a provision eliminating a director's liability to the Company or its shareholders for monetary damages for a breach of fiduciary duty, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The Company's Articles of Incorporation also obligate the Company to indemnify its directors and officers to the fullest extent permitted under Colorado law. While the Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors, they could also serve to insulate directors of the Company against liability for actions which damage the Company or its shareholders. See "Management."

RISK FACTORS RELATING TO THIS OFFERING


    1. IMMEDIATE AND SUBSTANTIAL DILUTION. An investor in this offering will experience immediate and substantial dilution of $5.23, or 76%, per share between the adjusted pro forma net tangible book value per share after the offering and the initial public offering price of $6.90 per share. To the extent that any Warrants, options or other securities convertible into shares of Common Stock currently outstanding or subsequently granted to purchase the Common Stock are exercisable at a price less than the net tangible book value per share following this offering, there will be further dilution upon the exercise of such securities. See "Dilution" and "Description of Securities."



    2. CONTROL BY PRINCIPAL STOCKHOLDERS. Based upon the 3,201,427 shares of Common Stock which will be outstanding upon completion of this offering, assuming no exercise of the Warrants, the Over-allotment Option, the Representative's Options or the Employee's Options, the Company's officers and directors, as a group, will beneficially own and control 42% of the Company's outstanding Common Stock (or approximately 20% assuming all of the foregoing Warrants and options are granted and exercised to their fullest extent). In addition, cumulative voting (which provides that a stockholder can cast votes in the election of directors equal to the number of shares owned by such stockholder multiplied by the number of directors to be elected to a single candidate or among the candidates as the stockholder wishes) is not permitted with respect to the Company's Common Stock. As a result, these persons acting together, although not controlling a majority of the Common Stock, will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions. See "Principal Stockholders."


    3. NO DIVIDENDS ON COMMON STOCK. The Company has not previously paid any cash or other dividends on its Common Stock and does not anticipate payment of any dividends for the foreseeable future, it being anticipated that any earnings would be retained by the Company to finance its operations and future growth and expansion. See "Dividend Policy."

    4. DETERMINATION OF OFFERING PRICE. The Combined Offering Price for the Securities has been determined by negotiations between the Company and the Representative and does not necessarily bear any relationship to the assets, performance, book value or net worth of the Company or any other recognized criteria of value. Among the factors considered in determining such price were the business experience of the Company's management, the prospects for the industry in which the Company operates, growth prospects of the Company and prevailing market conditions generally. The Combined Offering Price should not be considered to be an indication of the actual value of the Company. See "Dilution" and "Underwriting--Determination of Offering Price."

    5. BROAD DISCRETION IN APPLICATION OF PROCEEDS. Although the Company has tentatively allocated the net proceeds from this offering for various uses, the projected expenditures are estimates and approximations and do not represent firm commitments of the Company. Accordingly, management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering, in order to address changed circumstances and opportunities. In the event that the Company's plans change, or if the proceeds of this offering together with the Company's cash flow prove to be insufficient to fund operations, the Company may find it necessary to reallocate some or all of the proceeds from the offering. See "Use of Proceeds."

    6. NO ASSURANCE OF PUBLIC TRADING MARKET; POSSIBLE VOLATILITY OF STOCK PRICE. Prior to this offering, there has been no established trading market for the Company's securities and there can be no assurance that an active trading market for the Company's securities will develop after the completion of this offering. If a trading market does in fact develop for the Securities offered hereby, there can be no assurance that it will be sustained. The Company anticipates that, upon completion of this offering, the Common Stock and Warrants will be listed on the Nasdaq SmallCap-SM- Market System ("NASDAQ"). If the Company should experience losses from operations, it may be unable to maintain the standards for continued quotation on NASDAQ. If, for any reason, the Company's securities are not eligible for either listing or continued listing or if a public trading market does not develop, purchasers of the Securities may have difficulty selling their Securities should they desire to do so. The trading prices of the Company's securities could be subject to wide fluctuations in response to quarterly variations in actual or anticipated results of operations of the Company, changes in analysts' earnings estimates, announcements of technological innovations or new products or services by the Company or its competitors, general conditions in the Internet or other high technology industries or other factors. In addition, the securities markets frequently experience extreme price and volume fluctuation which affect market prices for securities of companies generally, and technology companies in particular. Such fluctuations are often unrelated to the operating performance of the affected companies. Broad market fluctuations may adversely affect the market price of the Company's securities.


    7. SHARES ELIGIBLE FOR FUTURE SALE. Upon consummation of this offering, the Company will have 3,201,427 shares of Common Stock outstanding, of which 790,000 shares of Common Stock offered hereby by the Company and the 210,000 shares of Common Stock offered by the Bridge Financing Selling Stockholders will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). In addition, 200,727 additional shares of Common Stock issuable upon conversion of the Bridge Promissory Notes are also being registered simultaneously with this offering for resale by the holders thereof from time to time after ten months from the consummation of this offering (or sooner, if permitted by the Representative in its sole discretion). When sold, such shares will be freely tradable without restriction or further registration under the Securities Act. The remaining 2,000,700 shares of Common Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to a registration statement under the Securities Act; in compliance with the exemption provisions of Rule 144; or pursuant to another exemption under the Securities Act. The holders of all 2,000,700 restricted shares have agreed not to sell any shares of Common Stock owned by them for a period of twelve months after the date of this Prospectus without the Representative's prior written consent. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices of the Company's securities prevailing from time to time. The possibility that substantial amounts of the Company's securities may be sold in the public market may adversely affect prevailing market prices for the securities and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting."



    8.  FUTURE ISSUANCES OF STOCK BY THE COMPANY WITHOUT SHAREHOLDER
APPROVAL. Following the sale of the Securities offered hereby, a total of 3,201,427 shares of Common Stock will be issued and outstanding. The remaining authorized but unissued shares of Common Stock not reserved for specific purposes may be issued without any action or approval of the Company's stockholders. Although there are no present plans, agreements or undertakings involving the issuance of such shares, except as disclosed in this Prospectus, any such issuances could be used as a method of discouraging, delaying or preventing a change in control of the Company or could significantly dilute the public ownership of the Company, which could adversely affect the market. There can be no assurance that the Company will not undertake to issue such shares if it deems it appropriate to do so. The holders of options, Warrants and other securities convertible into shares of Common Stock have the opportunity to profit from a rise in the market price of the Common Stock, if any, without assuming the risk of ownership, with a resulting dilution in the interest of other stockholders. The existence of the aforementioned options and Warrants and any other options or warrants that may be granted in the future may prove to be a hinderance to future equity financings by the Company. Further, the holders of such warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "Description of Securities."

    9. CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. The Company will be able to issue shares of its Common Stock upon the exercise of Warrants only if there is a current prospectus relating to the Common Stock issuable upon the exercise of the Warrants under an effective registration statement filed with the Securities and Exchange Commission and such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. Although the Company has undertaken to maintain the effectiveness of a current Prospectus covering the Common Stock underlying the Warrants, there can be no assurance that the Company will be successful in maintaining a current registration statement. The Warrants, therefore, may be deprived of any value if for any reason a current prospectus covering the Common Stock issuable upon exercise of the Warrants is not kept effective, or if such Common Stock is not qualified or exempt from qualification in the states in which the Warrant holders reside. The Company intends to qualify the sale of the Common Stock and the Warrants in states, although certain exemptions under certain state securities ("blue sky") laws may permit the Common Stock and Warrants to be transferred to purchasers in states other than those in which the Common Stock and Warrants were initially qualified. See "Description of Securities--Warrants."

    10. WARRANTS SUBJECT TO REDEMPTION. Each Warrant will entitle the holder to purchase one share of Common Stock at an exercise price equal to 120% of the public offering price commencing from the effective date of this Prospectus. The Warrants are redeemable by the Company for $.05 per Warrant at any time one year after the date of this Prospectus (which period may be reduced or waived by the Representative in its sole discretion) upon at least thirty days' prior written notice provided the closing price of the Common Stock for twenty consecutive trading days within the thirty-day period preceding the date of the notice of redemption equals or exceeds 140% of the Combined Offering Price. In the event the Company exercises the right to redeem the Warrants, a holder would be forced either to exercise the Warrant within the period of the notice of redemption (which could occur at a time when it may be disadvantageous to do so), to sell the Warrants at the then current market price when the holder might otherwise wish to hold them, or to accept the redemption. The Company presently expects to call all of the Warrants for redemption as soon as permitted provided that a current prospectus relating to the Common Stock underlying such Warrants is then in effect. See "Description of Securities--Warrants."

                                USE OF PROCEEDS


    After deducting the underwriting discount of $555,100 and other expenses of the offering estimated to be $450,000 (which includes the Representative's non-accountable expense allowance), and assuming a Combined Offering Price of $7.00, the Company will receive net proceeds from the offering of approximately $4,545,900. The Company expects to use the proceeds substantially as follows:



                                                                                                        APPROXIMATE
                                                                                       APPROXIMATE     PERCENTAGE OF
APPLICATION OF PROCEEDS                                                               DOLLAR AMOUNT     NET PROCEEDS
------------------------------------------------------------------------------------  --------------  ----------------
Purchase of Capital Equipment(1)....................................................   $  1,000,000            22%
Development of Internet/Intranet Solutions(2).......................................        750,000            17%
Advertising and Marketing(3)........................................................        750,000            17%
Repayment of Loans(4)...............................................................        150,000             3%
Working Capital and Other General Corporate Purposes(5).............................      1,895,900            41%
                                                                                      --------------          ---
    Total...........................................................................   $  4,545,900           100%
                                                                                      --------------          ---
                                                                                      --------------          ---


------------------------

(1) Such proceeds will be utilized for the purchase of additional computer equipment, information systems and database services required in connection with the Company's anticipated growth.

(2) Includes the development of new proprietary software tools, upgrades of existing proprietary software tools, license fees for third-party software tools and training of personnel for new Internet/Intranet technologies and applications.

(3) Such proceeds will principally be used for purchasing advertising in trade journals, newsprint and on the Internet to expand awareness of the Company's products and services in domestic and international markets.

(4) Includes repayment of the loans to Arthur Armijo, the brother of the Company's President, and Patrick Mawhinney, a director, executive officer and principal shareholder of the Company.

(5) This sum shall be available for the payment of operational expenses including salaries, rent and other similar items to the extent revenues from operations are insufficient for such purposes. Additionally, these proceeds may be used to acquire the assets or operations of other companies engaged in related businesses as part of the Company's expansion. No such opportunities are currently under consideration.

    The amounts set forth above are the Company's best estimates based upon its present plans and certain assumptions regarding general economic and industry conditions and the Company's anticipated future revenue and expenditures, and merely indicate the proposed use of proceeds. Actual expenditures may vary substantially from these estimates depending upon many factors, such as the financial health of the Company, economic conditions, possible mergers with or acquisitions of other companies (the determination of which shall be in the sole discretion of management), the success, if any, of the Company's business and operations and the availability of other financing arrangements, such as lines of credit and loans. Accordingly, stockholders of the Company must rely upon the judgment and discretion of management with regard to that portion of the net proceeds of this offering allocated for working capital and general corporate purposes. To the extent that the Over-allotment Option or the Warrants are exercised, any proceeds received from such exercise will be used for working capital and general corporate purposes of the Company. Pending use of the proceeds from this offering as set forth above, the Company may invest all or a portion of such proceeds in short-term bank certificates of deposit, U.S. Government obligations, money market investments and short-term investment grade securities.

                                DIVIDEND POLICY

    The Company intends to retain earnings, if any, to finance the development and expansion of its business. Accordingly, the Company does not intend to pay cash dividends in the foreseeable future on its Common Stock. Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The payment of dividends, therefore, is within the discretion of the Company's Board of Directors. Cash dividends, if any, that may be paid in the future to holders of Common Stock will be payable when, as and if declared by the Board of Directors of the Company, based upon the Board's assessment of the financial condition of the Company, its earnings, need for funds, capital requirements and other factors, including any applicable laws. In addition, any financing which the Company may obtain in the future may contain provisions restricting the Company's ability to pay dividends. The Company is not currently a party to any agreement restricting the payment of dividends.

                                    DILUTION

    The difference between the initial public offering price per share of Common Stock and the adjusted pro forma net tangible book value per share after giving effect to this offering constitutes the dilution to investors in this offering. Adjusted pro forma net tangible book value per share is determined by dividing the adjusted pro forma net tangible book value of the Company (total tangible assets less total liabilities) by the number of shares of Common Stock outstanding. All numbers included herein assume conversion of all of the Bridge Promissory Notes to Common Stock and Warrants prior to this offering and do not give effect to the conversion or exercise of any convertible securities or options outstanding or being sold hereby.


    At June 30, 1996, the net tangible book value of the Company was negative $(274,574), or $(0.23) per share of Common Stock (based on 1,202,021 shares outstanding). After giving effect to consummation of the merger with IPI and the Bridge Financing Private Placement, the net tangible book value of the Company would have been $807,944, or $.34 per share of Common Stock (based on 2,411,427 shares outstanding, assuming the issuance of an aggregate of 410,727 shares upon conversion of the Bridge Promissory Notes). After giving effect to the sale by the Company of the 790,000 shares of Common Stock offered by it hereby and the receipt of estimated net proceeds to the Company of $4,545,900 (after deducting underwriting discounts and commissions and estimated expenses of this offering), and after giving effect to the merger with IPI and the Bridge Financing Private Placement, the net tangible book value of the Company at June 30, 1996, would have been $5,428,844 or $1.67 per share. This represents an immediate increase in the net tangible book value of $1.33 per share to the existing stockholders and an immediate dilution of net tangible book value of $5.23 (or 76%) per share to new investors in this offering. The following table illustrates the foregoing dilution to the investors on a per share basis:



Initial public offering price per share...............................             $    6.90
Pro forma net tangible book value per share before offering...........  $     .34
Increase per share attributable to new investors......................  $    1.33
                                                                        ---------
Pro forma net tangible book value per share after offering............             $    1.67
                                                                                   ---------
Dilution per share to new investors...................................             $    5.23
                                                                                   ---------
                                                                                   ---------


    To the extent outstanding options and Warrants are exercised, further dilution to new investors in this offering may result.

    The following table sets forth, on an unaudited pro forma basis as of June 30, 1996, the differences in the total consideration and the average price per share paid by the Company's existing stockholders, the Bridge Financing Selling Stockholders and investors in this offering with respect to the Company's Common
Stock:


                                                                                                      TOTAL CONSIDERATION
                                                                  SHARES PURCHASED                 -------------------------
                                                    ---------------------------------------------                  AVERAGE
                                                                      APPROX.                        APPROX.      PRICE PER
                                                        NUMBER        PERCENT         AMOUNT         PERCENT        SHARE
                                                    --------------  ------------  ---------------  ------------  -----------
Existing Stockholders.............................    2,000,700           62.5%   $    309,399(3)           4%    $    0.15
Bridge Financing Selling Stockholders.............      200,727(1)         6.3%        702,545              9%    $    3.50
New Investors.....................................    1,000,000(2)        31.2%      6,900,000             87%    $    6.90
                                                    --------------         ---    ---------------         ---         -----
    Total.........................................    3,201,427            100%   $  7,911,944            100%    $    2.47
                                                    --------------         ---    ---------------         ---         -----
                                                    --------------         ---    ---------------         ---         -----


------------------------


(1) Does not include 210,000 shares of Common Stock sold in this offering by the Bridge Financing Selling Stockholders.



(2) Includes 790,000 shares of Common Stock purchased from the Company and 210,000 shares of Common Stock purchased from the Bridge Financing Selling Stockholders.


(3) Includes paid in capital of the Company at June 30, 1996 and the value assigned to the shares of Common Stock issued to IPI shareholders in the merger.

                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company as of June 30, 1996 (i) on an actual basis; (ii) on a pro forma basis to reflect the merger of the Company and IPI in July 1996 and the issuance in August through October 18, 1996 of the Bridge Promissory Notes; and (iii) on a pro forma basis as adjusted to give effect to the conversion of the Bridge Promissory Notes into 410,727 shares of Common Stock and Warrants upon consummation of this Offering, and the sale of the 790,000 shares of Common Stock and 1,000,000 Warrants offered by the Company hereby and the application of the net proceeds therefrom as described under "Use of Proceeds." This table should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this Prospectus.



                                                                                             JUNE 30, 1996
                                                                                 --------------------------------------
                                                                                                          PRO FORMA AS
                                                                                  ACTUAL     PRO FORMA      ADJUSTED
                                                                                 ---------  ------------  -------------
                                                                                             (IN THOUSANDS)
Long-term debt.................................................................  $  --      $   1,483(1)   $   --   (2)

Shareholder's Equity
  Common Stock, no par value, authorized 20,000,000 shares; issued and outstanding 1,202,021 shares actual; 2,000,700 shares pro forma; 3,201,427
    shares pro forma as adjusted...............................................         91        408          6,212

Retained Deficit...............................................................       (366)      (467)          (467)
                                                                                 ---------     ------         ------
Total Shareholder's Equity (Deficit)...........................................  $    (275) $     (59)     $   5,745
                                                                                 ---------     ------         ------
    Total Capitalization.......................................................  $    (275) $   1,424      $   5,745
                                                                                 ---------     ------         ------
                                                                                 ---------     ------         ------


------------------------


(1) Includes Bridge Promissory Notes in the principal amount of $1,437,500.


(2) Reflects the conversion of the Bridge Promissory Notes.

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

    The following tables set forth summary combined financial information and other equity information of the Company. The summary financial information in the tables is derived from the financial statements of the Company and IPI and pro forma financial information, and should be read in conjunction with and is qualified in its entirety by the more detailed financial statements, pro forma combined financial information and related notes thereto, and other financial information included herein.

FOR THE SIX MONTHS ENDED JUNE 30, 1996                                      NAVIDEC, INC.      IPI     PRO FORMA(3)
--------------------------------------------------------------------------  --------------  ---------  -------------
Net Revenues..............................................................   $      2,472   $     185   $     2,657
Operating Loss............................................................           (224)       (100)         (363)
Net Loss..................................................................           (249)       (101)         (389)
Loss Per Share............................................................   $       (.16)              $      (.17)
Shares Outstanding(6).....................................................      1,532,385                 2,331,064


FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995                                 NAVIDEC, INC.    IPI(1)    PRO FORMA(2)
--------------------------------------------------------------------------  --------------  ---------  -------------
Net Revenues..............................................................   $      4,121   $     168   $     4,288
Operating Loss............................................................             (3)     --               (82)
Net Loss..................................................................            (23)     --              (102)
Loss Per Share............................................................   $       (.02)              $      (.04)
Shares Outstanding(6).....................................................      1,532,385                 2,331,064



                                                                                                     PRO FORMA
                                                                                              ------------------------
                                                                                                BEFORE        AFTER
BALANCE SHEET AT JUNE 30, 1996                                     NAVIDEC, INC.      IPI     OFFERING(4)  OFFERING(5)
----------------------------------------------------------------  ---------------  ---------  -----------  -----------
Cash............................................................     $      53     $       5   $   1,316    $   5,712
Working Capital (Deficit).......................................          (418)          (82)        683        5,184
Total Assets....................................................           684            66       2,579        6,795
Long-Term Liabilities...........................................        --                45       1,483       --
Stockholders' Equity (Deficit)..................................          (275)         (100)        (59)       5,745


------------------------

(1) IPI was incorporated May 15, 1995.

(2) Reflects the combination of the Company and IPI as if the acquisition occurred January 1, 1995.

(3) Reflects the combination of the Company and IPI as if the acquisition occurred January 1, 1996.

(4) Reflects the combination of the Company and IPI as if the acquisition and the issuance of the Bridge Promissory Notes were completed on June 30, 1996.

(5) Reflects the combination of the Company and IPI as if the acquisition, the issuance and conversion of the Bridge Promissory Notes and this offering were completed on June 30, 1996.

(6) Options and shares from the conversion of the Bridge Promissory Notes were considered in the calculation of weighted average shares under the treasuary stock method based on the proposed public offering price.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


    The Company was organized as ACI Systems, Inc. in July 1993. The Company's principal sources of revenue are resales of computer equipment, high technology peripherals and electronic components manufactured by independent vendors ("Product Distribution") and services related to Internet/Intranet Solutions. Effective July 11, 1996, the Registrant acquired all of the outstanding common shares of IPI in exchange for 798,679 shares of the Company's Common Stock and a promissory note for $75,000 payable to a shareholder of IPI and merged IPI into the Company. Management believes the merger with IPI has accelerated implementation of the Company's Internet/Intranet Solutions operating plan while contributing to continued growth in systems integration and sales of networking and computer peripherals and supplies. Prior to the merger, IPI had only limited operations. The historic operations of IPI are minimal, comparable financial data is not available and therefore only limited discussion of IPI operating results is possible.


    The Company's strategy is to increase revenue generated by its two core competencies: (1) Internet/ Intranet Solutions, which are focused in five major market areas, including computer and network infrastructure equipment, software and services, content and aggregation, electronic commerce and order fulfillment, and (2) Product Distribution. The Company has built and intends to continue to build an infrastructure that assumes this strategy will succeed. The failure of the Company to achieve this strategy could have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company recognizes revenue upon delivery of its Internet/Intranet Solutions and Product Distribution goods. Internet/Intranet Solutions generally begin with consulting arrangements which are billed on an hourly basis and progress to a bid for a proposed project. Deposits are then taken upon acceptance of the bid. Most of the Company's customers elect to update and expand their Web sites frequently, and clients are billed monthly on a time and materials basis for these services. Additional sources of ongoing revenue include revenue from advertising sold by the Company on clients' Web sites, revenue from sales of merchandise and services over clients' Web sites and revenue from maintenance of client Web sites. The Company receives a percentage of the gross revenue from advertising and merchandise sales immediately upon completion of these sales.


    Presently, the Company factors its receivables on a recourse basis allowing it to have readily available access to cash from receivables at acceptable discount rates. See Note 6 to the Financial Statements of NAVIDEC, Inc. Depending upon the Company's cash position, management will consider alternative credit facilities in order to lower its cost of capital.

RESULTS OF OPERATIONS

    NAVIDEC, INC.

    The following table sets forth for the periods indicated the percentage of net sales represented by certain line items included in the Company's statement of operations.

                                                                                SIX MONTHS ENDED JUNE 30   YEAR ENDED DECEMBER 31
                                                                                ------------------------  ------------------------
                                                                                   1996         1995         1995         1994
                                                                                -----------  -----------  -----------  -----------
Net Sales.....................................................................        100%         100%         100%         100%
Cost of Sales.................................................................         83           81           81           75
                                                                                      ---          ---          ---          ---
Gross Margin..................................................................         17           19           19           25
Operating Expense.............................................................         26           15           19           23
Other Income (Expense)........................................................         (1)          (1)          (1)           1
                                                                                      ---          ---          ---          ---
Net Income (Loss).............................................................        (10)%          3%          (1)%         (1)%
                                                                                      ---          ---          ---          ---
                                                                                      ---          ---          ---          ---

    SIX MONTHS ENDED JUNE 30, 1996 AND 1995

    Net sales for the six months ended June 30, 1996 were $2,471,868 which represents an increase of 19% compared to the prior year period net sales of $2,081,456. The increase in net sales was principally due to implementation of the Company's Internet/Intranet Solutions operating plan, growth in systems integration and growth in sales of networking and computer peripherals and supplies.

    Gross margin was 17% during the six months ended June 30, 1996, as compared to 19% during the prior year period. Management expects gross margin to increase commencing in the third quarter of 1996 as a result of a larger proportion of sales from Internet/Intranet Solutions, including advertising and merchandise sales.

    Operating expenses for the six months ended June 30, 1996 were $632,687 compared with $315,294 for the prior year period. The increase in operating expenses was primarily the result of an increase in staff and marketing activity and legal and consulting fees.

    Net interest expense for the six months ended June 30, 1996 was $21,567 compared with $14,670 for the prior year period. The increased interest expense for 1996 was a direct result of increased credit facilities with the Company's banks and expenses related to loans from its principal shareholders. Interest expense is expected to increase significantly during the second half of 1996 as a result of the Bridge Promissory Notes. Interest expense should be reduced during fiscal 1997 as a result of the conversion of the Bridge Promissory notes upon consummation of this offering.

    YEAR ENDED DECEMBER 31, 1995 AND 1994

    Net sales for fiscal 1995 were $4,120,742 which represents an increase of 125% compared to net sales of $1,830,734 in fiscal 1994. The increase was primarily attributable to the Company's introduction of new products and services with an emphasis in two areas: (1) computer systems integration and networking and (2) computer peripherals and supplies. Net sales generated by systems integration and networking increased by $1,323,476, or 1620%, in fiscal 1995 to $1,405,183 compared to $81,707 for fiscal 1994. Net sales generated by computer peripherals and supplies increased by $779,812, or 309%, in fiscal 1995 to $1,032,003 compared to $252,191 for fiscal 1994. The increase in revenues in both cases was primarily attributable to expanded product lines, increased marketing activities and greater market penetration.

    Gross margin was 19% during fiscal 1995 as compared to 25% during fiscal 1994. The decline in gross margin was principally due to the increased cost of products imported from Japan (as a result of the decreased value of the Dollar against the Yen) and increased sales of higher volume, lower gross margin products. The Company expects gross margin to improve commencing in the third quarter of 1996 as a result of increasing sales of higher margin Internet/Intranet Solutions.

    Operating expenses for fiscal 1995 were $784,150 compared with $497,284 for fiscal 1994. The increase in operating expenses was primarily due to an increase in personnel expenses.

    Net interest expense for fiscal 1995 was $29,739 compared with $17,867 for fiscal 1994, reflecting the Company's increased borrowing levels during fiscal 1995.

IPI

    MAY 15, 1995 (INCEPTION DATE) TO DECEMBER 31, 1995

    IPI was founded in May 1995 and therefore had no revenues during fiscal 1994. Revenues for 1995 were $167,574. Gross margin was 78% of revenues during 1995, which reflects the nature of IPI's business of providing high margin services which are billed at a contract or hourly basis to its customers. Operating expenses for the year ended December 31, 1995 totalled $131,739. The principal operating expenses were salary, payroll taxes and marketing expenses.

    SIX MONTHS ENDED JUNE 30, 1996

    Revenues for the six months ended June 30, 1996 were $185,429 with gross margin of 68%. Operating expenses for the six months ended June 30, 1996 were $225,161. The decline in gross margin and increase in operating expenses for the six months ended June 30, 1996 compared to the period ended December 31, 1995 resulted principally from the decision of IPI's management to invest in content aggregation Web sites such as All About Colorado. See "Business."

LIQUIDITY AND CAPITAL RESOURCES

    Through June 30, 1996, the Company funded its operations primarily through revenues generated from operations, loans from principal shareholders and employees, lines of credit and factoring arrangements made available to it by banks. On June 30, 1996, the Company had cash and cash equivalents of $53,396 and a net working capital deficit of $417,444. This compares with cash and cash equivalents of $106 and a working capital deficit of $92,423 at December 31, 1995. The change in the Company's working capital deficit resulted primarily from a $389,315 increase in accounts payable.


    The Company raised net proceeds of approximately $1,257,813 from sale of the Bridge Promissory Notes from August through October 18, 1996. Management believes that such proceeds combined with the proceeds of this offering will be sufficient to fund the Company's operations for at least the next twelve months.


    Cash provided by operating activities for the Company totalled $114,199 and $28,264 for the six month periods ended June 30, 1996 and 1995, respectively. Cash used in investing activities consisted of expenditures for property and equipment. Such expenditures increased to $141,651 during the six months ended June 30, 1996 from $26,148 during the prior year period primarily due to expanded operations. During the six months ended June 30, 1996 and 1995, cash from financing activities included borrowings (including advances under the Company's line of credit and factoring arrangement) of $1,932,419 and $510,568, respectively, net of note and line of credit payments of $2,321,998 and $516,149, respectively.

    Cash used in operating activities by the Company totalled $104,951 during fiscal 1995 as compared to $153,931 during fiscal 1994. Cash used in investing activities in each of fiscal 1995 and fiscal 1994 consisted of expenditures for property and equipment of $34,210 and $33,600, respectively. Expenditures for property and equipment were the direct result of increasing business operations. Cash provided by financing activities consisted of borrowings (including advances under the Company's revolving line of credit) of $790,215 and $488,885 during fiscal 1995 and fiscal 1994, respectively, net of $659,004 and $330,203 in note and line of credit payments during fiscal 1995 and fiscal 1994, respectively.

    The Company has not recorded a deferred tax asset as it cannot conclude to date that it is more likely than not that the deferred tax asset will be realized.

    Except for historical information contained herein, statements in this discussion, including information regarding the combined business of the Company and IPI, are forward looking statements. Forward looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecast results.

INFLATION

    The Company does not believe that inflation will have a material impact on the Company's future operations.

                                    BUSINESS

OVERVIEW

    The Company is a leading provider of comprehensive Internet and Intranet solutions for regional, national and international business organizations. The Company also serves as a distributor of various high technology and other products through traditional and electronic channels. The Company provides its services and distributes its products to over 500 customers as of the date of this Prospectus. The Company's Internet/Intranet Solutions focus on all aspects of commercial Internet and Intranet presence, including design and development of World Wide Web ("WWW" or "Web") sites, marketing, database integration, electronic commerce and order fulfillment. Product distribution includes the sale of high technology systems and components manufactured by third parties, principally through traditional distribution channels, and related services. The Company's core competencies in Internet/Intranet technology and traditional product marketing and distribution form its business model of providing complete Internet/Intranet Solutions. These solutions include computer and network infrastructure equipment, software and services, content and aggregation, electronic commerce and fulfillment of orders.

    The Company was formed as a Colorado corporation in July 1993 and since that time has engaged in the distribution of high technology products and related services. The Company merged with IPI, a designer and developer of Internet World Wide Web sites, in July 1996. The merger was consummated in order to establish the Company's business model of combined expertise in traditional marketing and distribution and Internet/Intranet technology.

BUSINESS STRATEGY

    The Company's goal is to enhance its position as a leading provider of comprehensive networking and electronic marketing and distribution solutions to regional, national and international clients. To achieve this objective, the Company is pursuing the following strategies.

    LEVERAGE EXPERTISE AND CORE COMPETENCIES. The Company leverages its expertise in two core businesses, high technology product distribution and Internet/Intranet Solutions, into complete electronic marketing and networking solutions. The Company's solutions span all segments of the commercial Internet industry, including networking equipment and routers, Internet software, Internet/Intranet design and implementation, content creation and aggregation, promotion and advertising, electronic commerce and order fulfillment. Management believes that its ability to offer this full range of Internet/Intranet products and services as well as traditional distribution and marketing services is unique in its industry.

    EXPLOIT RECURRING REVENUE STREAMS. The Company emphasizes ongoing services to its Internet/ Intranet Solutions clients, which services are a source of recurring revenues often well in excess of the fees associated with initial Web site development. Most of the Company's clients elect to update and expand their Web sites on at least a monthly basis to reflect updated information and the latest Internet technology. The data underlying a number of client Web sites is stored on a Company server which is connected to the Internet by a high-speed T-1 connection. The Company receives a monthly maintenance fee for this "hosting" service. The Company also develops and markets advertising space on a number of client Web sites and receives a portion of the revenues generated from such advertisements. Annual recurring revenues derived from some Internet/Intranet Solutions clients have been several times the original site development revenues from those clients.

    DEVELOP STRATEGIC RELATIONSHIPS. The Company has developed technology, marketing and distribution relationships with a number of leading Internet industry and computer companies. Important relationships include those with AT&T, IBM, Silicon Graphics, Sybase, Netscape, Netcom, Verity, Ajilon Services and Ryan & Associates. The Company's strategic relationships with IBM and AT&T have led to subcontracting agreements with those companies for the provision by the Company of Internet/Intranet Solutions to customers of IBM and AT&T. See "--Marketing." As a result of the Company's technical expertise, it has been designated as a Netscape Commercial Applications Products Provider Partner (NCAPP), which is Netscape's top reseller designation and which allows the Company to offer all of Netscape's high-end commercial Internet software products to its clients. These and other strategic relationships have fueled much of the recent growth of the Company, and management expects them to continue to generate additional clients and revenue.

    MAINTAIN EXPERTISE. The Company intends to use a substantial portion of the proceeds from this offering for development of proprietary software tools, licensing of new third-party software tools and training of personnel in order to maintain the Company's technological expertise. See "Use of Proceeds."

    EMPHASIZE CLIENT RETURN ON INVESTMENT. The Company furnishes clients with solutions which are designed to provide a return on their investment through generation of leads, increased sales, reduced personnel expenses and/or revenues from advertising. The Company intends to further promote advertising on client Internet and Intranet sites as a means of offsetting clients' site development, update and maintenance costs. The Company also intends to emphasize hardware solutions such as on- and off-site computer kiosks which expand the audience for the client's electronic marketing presence.

    PROMOTE INTRANETS. The Company believes that many companies can benefit from the ease of use and familiarity of a Web-style interface for their internal networks. Intranets can provide an open, non-proprietary "enterprise" interface to a closed, proprietary "legacy" database system, thereby avoiding the need to replace the entire legacy system when an updated enterprise interface is desired. The Company has a strategic relationship with Ajilon Services, a major provider of legacy/enterprise conversion and data migration services, which allows the Company to offer integrated database conversion and migration solutions as part of its Intranet solutions. The Company has implemented a major Intranet system for KN Energy and intends to promote its expertise in this area to other large companies with a need for an easy to use internal network interface.

    EXPAND TRADITIONAL DISTRIBUTION CHANNELS. To date, distribution of high technology products and related services has accounted for the substantial majority of the Company's revenue. The Company intends to expand its high technology product distribution business by increasing its sales staff and its national network of local representatives for products distributed by the Company. The Company also plans to implement and promote its own Internet Web site for direct sales of high technology products.

INTERNET/INTRANET SOLUTIONS

    INTERNET/INTRANET INDUSTRY OVERVIEW

    The Internet is a network of computer networks that are both commercially and publicly owned. The networks all use a common set of nonproprietary networking protocols. This commonality of protocols provides what appears to the Internet user to be a seamless, integrated virtual network notwithstanding the heterogeneity of the computer hardware and communications systems underlying the Internet. Although the individual networks comprising the Internet are privately owned, no one organization owns or controls the Internet. Any network may join or remove itself from the Internet at any time and this open access has allowed the Internet to grow exponentially as a resource in the United States and world-wide.

    Each new network (or individual connecting through a network) becomes not only a consumer of information available on the Internet but also a potential information or content provider to other users of the Internet. The following table illustrates the growth in computers and routers ("hosts") which are connected to the Internet.

GRAPH SHOWING NUMBER OF INTERNET HOSTS FROM AUGUST 1981 THROUGH JUNE OF 1996 AS REPORTED BY NETWORK WIZARDS WITH DATA AVAILABLE ON THE INTERNET AT HTTP://WWW.NW.COM -- DATA POINTS ARE AS FOLLOWS:


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

INTERNET HOST GROWTH
Aug-81                        213
May-82                        235
Aug-83                        562
Oct-84                      1,024
Oct-85                      1,961
Feb-86                      2,308
Nov-86                      5,089
Dec-87                     28,174
Jul-88                     33,000
Oct-88                     56,000
Jan-89                     80,000
Jul-89                    130,000
Oct-89                    159,000
Oct-90                    313,000
Jan-91                    376,000
Jul-91                    535,000
Oct-91                    617,000
Jan-92                    727,000
Apr-92                    890,000
Jul-92                    992,000
Oct-92                  1,136,000
Jan-93                  1,313,000
Apr-93                  1,486,000
Jul-93                  1,776,000
Oct-93                  2,056,000
Jan-94                  2,217,000
Jul-94                  3,212,000
Oct-94                  3,864,000
Jan-95                  4,852,000
Jul-95                  6,642,000
Jan-96                  9,472,000
Jul-96                 12,881,000


    Internet networks are connected in a variety of ways, including regular analog phone lines, high-speed digital lines and fiber optic links. The Internet permits users to communicate electronically, share or publish information, download software and participate in commercial transactions. Internet data packets are transferred through flexible routing protocols which allow signals to reach their destinations even though portions of the network may be down or overburdened. Nonetheless, because of the rapidly growing traffic on the Internet, users sometimes report significant delays in data transfer and some loss of data. There is a risk that as the Internet grows in popularity, its infrastructure will become overwhelmed to the point where its functionality is impaired, perhaps significantly.


    Because connecting directly to the Internet requires expensive equipment and considerable technical expertise, most Internet users connect to the Internet through one of a rapidly growing number of local and national Internet Service Providers ("ISPs"), including the major on-line services such as America Online and Compuserve. The Company is not one of these ISPs.

    THE WORLD WIDE WEB. Much of the recent growth in Internet use has been attributable to a network of servers and information available via open protocols known as the World Wide Web. The Web can be accessed through software programs such as Netscape Navigator and Microsoft Explorer, which allow non-technical users to exploit the capabilities of the Internet. The Web enables users to find, retrieve and link to multimedia content on the Internet with easy to use graphical interfaces. Electronic documents are published on Web servers in a common format called hypertext markup language ("HTML"). Web software browsers can retrieve these documents across the Internet by making requests through a standard communications protocol called Uniform Resource Locators, or "URLs."

    The technical capabilities of the Web together with the increasing availability of user-friendly navigational and utility tools and search engines such as Yahoo, Excite, Webcrawler, Magellan and Alta Vista are responsible for the rapid growth in the popularity of the Web as a distribution channel. The Web is growing exponentially with over 1,000 businesses joining as participants each day. (Source: Network Wizards).

    The term "Web site" is commonly used to describe the computer screen layouts and the file server computer that are accessible by users of the Web. Typically, a Web site has a collection of "Web pages" which may contain text, graphics, pictures, sound, animation, video or other multimedia content. One important feature of the HTML format is that it allows a Web user to travel to other sites simply by selecting with a mouse or other pointing device a text or graphic marker on the current Web page. In this manner, users can quickly and effortlessly connect to Web pages that are part of the same Web site or to Web pages located on servers in another continent. Web sites vary significantly in their complexity and interactivity. A simple Web site may have only text in outline form. More complex sites may have full multimedia content. Web sites may also vary in their level of interactivity with the user. Many Web sites are for inquiry only (informational), while others allow the user to interact with, enter and process information (interactive).

    COMMERCIAL USES OF THE INTERNET. Commercial uses of the Internet include business-to-business and business-to-consumer transactions, product marketing, advertising, entertainment, electronic publishing, electronic services and Internet support. The Company views the Internet and in particular the Web as presenting significant opportunities for electronic marketing, sale and distribution of products. In the Company's view, the Internet's benefits include:

    - Low cost in comparison to other marketing channels

    - Direct marketing of products and services

    - Audio/visual display and demonstration of products

    - Ability to capture orders electronically at significantly lower personnel costs than traditional order-taking

    - Provision of client services such as order tracking and trouble-shooting

    - Immediate fulfillment and satisfaction of certain orders, such as software and information deliverable electronically

    - Customer convenience (24-hour, 7 days a week access)

    - Potential for narrowly-targeted marketing

    A number of companies have developed systems to maintain the security of transactions on the Internet and the Company has developed its own proprietary merchandise engine which provides security for order-taking functions. While transaction security remains a concern of many industry participants, it appears that the security risk associated with on-line transactions will soon be no greater than with ordinary transactions.

    Web sites used for commercial applications are usually designated with ".com" domain extension in the URL. The number of ".com" domain names has grown dramatically in the last two years, as illustrated in the following table.

    ADVERTISING. The Internet is essentially a media outlet and as such serves as an attractive platform for advertising. Typically, advertising on the Web is in the form of a customized graphic box, or "billboard," covering a portion of the screen being viewed. Viewers of the site who are attracted to the advertisement can generally click on the billboard and be connected directly to the Web site of the advertiser, which may be located on the server of the host site or addressed to another Internet server. The Company currently sells advertising on certain Web sites it maintains to companies including AT&T, Silicon Graphics, Sybase, Penzoil, The Rocky Mountain News, The Denver Post and BFI Waste Services. Advertising proceeds are generally shared by the Company and the client that commissioned the site.

    INTRANETS. Because of the ease of use and widespread acceptance of Internet protocols, HTML and other scripting languages and tools, a number of companies have implemented internal networks, or Intranets, based on such protocols. The use of these protocols allows employees using personal computers and Web browser software to access and interact with a broad range of information sources within their company, independent of physical location and underlying computer and database design, on the familiar platform of Web browser software.

    THE COMPANY'S INTERNET/INTRANET SOLUTIONS

    The Company provides its Internet/Intranet Solutions through six business units: Business Development Services, World Wide Web Services, Marketing Services, Media Services, Client Services and Channel Services. These units function as a team in providing solutions for clients. The Internet/Intranet Solutions provided to clients often also involve one or more of the traditional distribution services offered by the Company. See "--Distribution and Related Services."

    BUSINESS DEVELOPMENT SERVICES are delivered through consulting engagements, generally billed on an hourly basis, in which Company professionals analyze client business requirements and recommend comprehensive solutions for the client's Internet or Intranet requirements. Proposed solutions offered by the Company include one or more of the following components:

    - Network solutions

    - Web site specifications

    - Private Intranets

    - Web distribution strategies

    - Traditional channel strategies

    - Integrated marketing

    - Image development

    - Product introduction

    - Project management

    - Graphic design

    - Product distribution

    WORLD WIDE WEB SERVICES provide the design and implementation of a Web site based upon specifications developed by the Company and the client. The Company's World Wide Web Services also include the design and implementation of private Intranets, including hardware and software implementation.

    The Company designs many of its Web sites with database system integration, which allows the Web site to act as an interface to selected portions of the client's internal legacy or enterprise systems. Such integration allows the Web site to reflect continuously the most current information concerning the client.

    The Company has developed a set of proprietary software tools for implementation on client Web sites. These tools are licensed to clients for use on the particular site for so long as the site is maintained by the Company. A brief description of each of the Company's proprietary tools follows.

    - NAVIDEX. The Navidex tool is a dynamic, database driven table of contents that allows the user to intuitively navigate the Web site.

    - NAVIMAP. The Navimap tool is a graphical representation of site information with links to other areas on the site.

    - MERCHANDISE ENGINE. The Merchandise Engine creates an on-line catalog of products available for sale through the Web site. The Merchandise Engine also contains a secure algorithm for transmitting credit card information and is capable of capturing contact and marketing information from customers placing orders.

    - CALENDAR TOOL. The Calendar Tool provides a visual interface for searching through a database of date oriented activities, announcements, meetings or other events.

    - E-MAIL TOOL. The E-Mail Tool is an e-mail engine which allows e-mail to be sent from the Web site to e-mail addresses designated by the client for purposes such as customer feedback, customer information capture and customer service inquiries.

    - ADMINISTRATION TOOLS. Administration Tools provide clients with the means to maintain and update their sites themselves.

    MARKETING SERVICES consist of market research, marketing, advertising and public relations consulting and implementations designed to promote the client's Internet presence. Such services are generally billed on an hourly basis. Marketing Services also include the promotion and implementation of advertising on client sites where appropriate. The Company generally charges for such advertising placement through sharing of advertising revenues.

    MEDIA SERVICES include digital image capture, post-processing services for scanned images and graphic arts production. The Company offers these services to assist clients in developing a uniform company image that spans both traditional and electronic media. Actual output services provided by the Company include photographic quality prints, color transparencies and printed output in all sizes. The Company typically bills Media Services on a project basis.

    CLIENT SERVICES include technical support, network implementation, Web site maintenance and evolution, hosting of Web sites on a Company Internet server, database management, product support and electronic messaging implementation. The Company charges a variety of fees for these services, ranging from a specific one time fee for change requests to a monthly fee for site maintenance.

    CHANNEL SERVICES include all of the functions necessary to implement an Internet marketing and distribution plan, including on-line sales of merchandise, warehousing and order fulfillment. The Company generates revenues from these services principally through sales commissions which vary depending upon the level of Company involvement in the distribution plan.

    SIGNIFICANT CLIENTS

    The Company's major Internet/Intranet Solutions projects include the following:

    - HEWLETT PACKARD (HTTP://WWW.HP.COM). The Company designed the layout, graphics and reusable templates for the Web pages of three Hewlett Packard divisions (Electronic Measurements Division, Test & Measurement Operations and the Colorado Division) contained within Hewlett Packard's primary Web site.

    - KN ENERGY ONLINE. The Company developed an Intranet for KN Energy that is the primary resource for its employees to access company information. The KN Energy Internet has a number of attractive features, including:

       - a user interface featuring an animated "guide"

       - a fully integrated search engine

       - download capabilities

       - internal authority and signature verification

       - an extensive employee database

     The Company maintains and enhances this network on the basis of a monthly retainer and several major enhancements are planned for the network commencing in the fourth quarter of 1996.

    - LIVE ENTERTAINMENT. The Company, in partnership with Ajilon Services, Inc., has entered into an agreement to design and implement a Web site for Live Entertainment, which is a major Los

      Angeles distributor of entertainment video tapes. The Web site will interface with Live Entertainment's internal database to provide an on-line catalog of all videos offered by Live Entertainment. The Company will also fulfill on-line orders of Live Entertainment videos from the Company's warehouse facility. The Company hopes to complete the Live Entertainment Web site in November of 1996.

    - COLORADO AVALANCHE (HTTP://WWW.COLORADOAVALANCHE.COM). The Company developed this site during the 1995-1996 hockey season and the site has been redesigned for the 1996-1997 season. The site received a four star rating (the highest rating) from Magellan and it was chosen as the best site in the NHL by ISWire. The site generates an average of 300,000 visitors a month, and hosted 2,000,000 visitors after the Avalanche won the Stanley Cup in June of 1996. The Avalanche site has electronic commerce capabilities and team apparel and other goods are being sold over the site. The redesigned site features advanced graphics, video and audio clips, player statistics and regularly updated features about the team. The Company has a contract in place to maintain the Avalanche site until the end of the 1996-1997 hockey season.

    - BURT AUTOMOTIVE GROUP (HTTP://WWW.BURT.COM). The Company created and maintains a large Web site for this multi-dealer automobile retailer. The Company has installed hardware at the various dealerships and has deployed computer kiosks at some of the dealerships to allow walk-in customers to access the Web site information. The Burt Group, with the Company's assistance, intends to place similar kiosks in remote locations such as credit unions to further promote the dealership group. The Company intends to use the Burt site as the prototype for the development of a nationwide network of car dealerships through the Company's association with Ryan & Associates, a national provider of services to automotive dealerships.

    - ALL ABOUT COLORADO (HTTP://WWW.AACO.COM). All About Colorado is a community directory organized by the Company and KUSA-9News, a Denver, Colorado, NBC-TV affiliate. The site contains general information, activity and entertainment listings in over fifty categories. Each category is located on a separate page and each page has billboard advertising space available for sale. The Company is currently in the process of redesigning the site to provide substantial interactive abilities, such as search capabilities and visitor profiles, and to allow commerce to be performed over the site. The Company believes that this site has the potential to generate substantial advertising revenue, and pursuant to an agreement with the major site sponsors, the Company is entitled to retain a significant percentage of such revenue. The Company intends to complete the first phase of this site in November 1996.

    Other sites developed by the Company include Kimmon Electric Co., Ltd. (http://www.kimmon.com), the Denver-Metro Regional Transportation District (http://www.RTD-denver.com), Denver Metro Convention & Visitors Bureau (http://www.denver.org), KUSA-9News (http://www.9news.com), the Colorado Rockies (currently under development), Colorado Recreation (http://www.coloradorecreation.com) and the American Animal Hospital Association (http://www.healthypet.com).

DISTRIBUTION AND RELATED SERVICES

    The Company distributes high technology systems and components manufactured by third parties and provides related services such as system integration and installation. Product distribution clients range from small businesses to Fortune 100 companies. Significant product distribution clients include Lockheed Martin, Johnson Controls, Hughes Aircraft and US West. The Company serves both as a national manufacturer's representative for the products of certain international manufacturers and as a reseller of selected computer products in the Rocky Mountain region. The Company focuses its distribution efforts towards selling specialized, higher margin products. The Company intends to expand its product distribution activities into electronic channels, including sales over the Internet on the Company's Web site.

    Distribution activities usually involve the receipt by the Company of orders for equipment from prospective purchasers and the delivery and/or installation of the equipment by the Company. The Company purchases the equipment directly from the manufacturer or vendor and resells it to the purchaser at a price which includes the Company's cost and a profit margin. With the exception of graphics supplies and certain imported components, the Company does not generally maintain an inventory of products it distributes. The Company specializes in components, lasers, graphics, supplies, systems integration and reprographic services.

    COMPONENTS. The Company represents and distributes component products from several Japanese manufacturers, principally Hayashi Denko and Sunmoulon. Products include temperature sensors, push-button switches and numerous other specialized components. These products are sold primarily through phone sales as well as through a national network of manufacturer's representatives. Most of these components are sold to original equipment manufactures ("OEMs") which incorporate these components into their product designs. Key industries for the Company's component products include: industrial process control, heating, ventilation and air conditioning (HVAC), energy management, food processing, consumer appliances and medical monitoring.

    LASERS. The Company is the exclusive agent in North America for Kimmon Electric Co., Ltd. Kimmon is the largest manufacturer in the world of Helium Cadmium (HeCd) lasers and the Company provides all sales, service and support for Kimmon's products in North America. These lasers are sold through a combination of on-site direct sales, trade shows and telephone orders. The Company sells Kimmon products to both end-users and OEMs. The primary applications for HeCd lasers are mastering of CDs & CD-ROMS, prototype production through three-dimensional stereolithography, production of holograms, medical imaging and research.

    GRAPHICS. The Company sells graphics products focused in the areas of data capture (scanning, digital cameras and X-terminals) and color output (color printers and LCD projection devices). The sale of many of these products is through territorial authorizations granted to the Company by the manufacturers. The Company has significant manufacturer alliances with Xerox, Tektronix, Sony, InFocus and Hewlett Packard. Graphics products are sold primarily to end-user customers by a direct sales team operating both in the field as well as through an inside sales group which takes orders from existing customers.

    REPROGRAPHIC SERVICES. This division acts as a complement to the graphics division and provides the services described above under "Media Services." Sales in this division are made through a direct sales force working with both end-user and reseller customers.

    SUPPLIES. The Company sells consumable supplies for color graphic output devices. The Company stocks an inventory of popular consumables in order to provide prompt response for customer orders. In addition, the supplies division sells third-party extended warranty agreements for all hardware products.

    SYSTEMS INTEGRATION. The Company offers network design and implementation services to corporate customers in the Rocky Mountain region, which services often include the acquisition and location of network equipment and servers. These services are performed by a direct sales team. The primary manufacturers of network equipment and servers distributed by the Company are Compaq, IBM and Hewlett Packard.

MARKETING

    Upon consummation of this offering, the Company intends to hire additional personnel dedicated to marketing efforts. See "--Employees." In light of its current client base, the Company's upcoming marketing efforts will be focused on developing additional clients in the automotive, sports franchise, corporate Intranet and regional directory businesses. The Company will also focus on developing interest in electronic commerce and order fulfillment by the Company amongst the Company's existing and new clients.

    The Company expects to generate additional Internet/Intranet Solutions clients from subcontracting arrangements entered into between the Company and AT&T and IBM, each in August 1996. Under the terms of each of these agreements, AT&T or IBM may refer customers to the Company and AT&T and IBM will receive in exchange a percentage of the revenues received from such customers. Neither agreement obligates the Company to accept any particular clients or projects or obligates IBM or AT&T to refer any particular or minimum number of clients to the Company, and both agreements are non-exclusive. Although there is no guarantee that the Company will receive a substantial number of referrals or derive substantial revenues from these agreements, management does expect that these agreements will significantly expand the Company's client and revenue base. Management plans to seek additional subcontracting opportunities with other major computer and Internet industry companies.

PROPRIETARY RIGHTS

    The Company has not yet determined whether any of its current products or services are patentable. It has applied for federal trade name and trademark registration of the "NAVIDEC" name and mark. The Company relies on a combination of copyright, trade secret and trademark laws, and nondisclosure and other contractual provisions to protect its various Web site tools and other proprietary rights. These safeguards may not prevent competitors from imitating the Company's products and services or from independently developing competing products and services.

    Because the Company's business is characterized by rapid technological change, the Company believes that factors such as the technological and creative skills of its personnel, name recognition and reliable client service and support are more important to establishing and maintaining a competitive position in its industry than the various legal protections of its proprietary developments.

    The Company believes that its proprietary rights do not infringe the proprietary rights of third parties. There can be no assurance however that third parties will not assert such infringement by the Company with respect to current or future software, trade names or services. Any such claim, with or without merit, could be time consuming, result in costly litigation and cause product release delays and might require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company.

EMPLOYEES

    There are currently 31 full-time employees of the Company. These include six in Business Development, six in World Wide Web Services, three in Marketing Services, three in Media (reprographic) Services, one in Client Services, six in Channel Services (which includes high technology product sales personnel) and six in management and accounting.

    The Company expects to hire fifteen additional full-time employees in the twelve months following this offering. The Company currently anticipates three new hires dedicated to sales, four new hires dedicated to marketing and nine new technical employees. The new employees will span all six of the Company's business units, and some may be assigned to more than one unit.

PROPERTIES

    The Company's headquarters are located in Englewood, Colorado, in a 5,900 square foot facility, which includes approximately 1,500 square feet in warehouse space. The facility is occupied under a lease with an unaffiliated party expiring in June 2001 and providing for a current monthly lease rate of $4,166. The Company maintains a second office facility in Englewood, Colorado consisting of approximately 2,600 square feet. This facility is occupied under a lease with an unaffiliated party which will expire in December 1996 and provides for a monthly lease rate of $1,750. The Company intends to obtain comparable substitute facilities upon expiration of this lease. The Company may lease additional warehouse space if needed to support the growth in traditional and on-line product distribution.

COMPETITION

    Existing competitors to the Internet/Internet Solutions business include Online Systems Services, Inc., Eagle River Interactive, Inc. and Open Market, Inc., all public companies traded on NASDAQ, as well as a large number of regional firms providing similar services to those of the Company. Potential competitors in this business include browser software vendors, PC and UNIX software vendors and on-line service providers. Additional competition comes from numerous client/server companies, database companies, multimedia companies, advertising agencies, document management companies, networking software companies, network management companies and educational software companies. In a broader sense, the Company may compete with the more traditional advertising and distribution mediums, such as radio, television and mail order outlets. Potential competition also comes from the Company's clients, who could choose to address their Internet/Intranet needs through in-house personnel. Some of the Company's current and many of the Company's potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than those of the Company. Competitive factors in the Internet/Intranet Solutions business include core technology, breadth of services offered, creative and artistic ability, marketing and distribution resources, customer service and support and price.

    A large number of companies act as re-marketers of computer networks, graphics equipment and components, and the Company's competition in the high technology product distribution business is therefore also intense. In some instances, the Company, in acting as a re-marketer, may compete with the original manufacturer. In addition, a large number of companies offer the reprographic services offered by the Company and competition in this area is also intense. Many of the Company's competitors in the high technology product distribution business have longer operating histories, greater name recognition, larger installed customer bases, larger sales staffs and substantially greater financial, technical and marketing resources than those of the Company. Competitive factors in the distribution business include technical expertise, breadth of products offered, product quality, performance and reliability, price, name recognition, customer service and support and access to distribution channels.

    Both the Internet/Intranet Solutions business and the high technology product distribution business are characterized by low financial barriers to entry and frequent introductions of new products. The Company therefore expects competition in each of its businesses to increase in the future. There can be no assurance that the Company will be able to successfully compete in its businesses. Although the Company believes that it has the requisite management, technical and creative abilities to successfully compete, the intense level of competition in each of the Company's businesses could materially, adversely affect the Company's future operating results and financial condition.

LEGAL MATTERS

    The Company is currently not involved in any material legal proceedings.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

    The following table sets forth the name, age and position with the Company of each officer and director of the Company as of the date of this Prospectus.

           NAME                 AGE                                    POSITION
--------------------------      ---      --------------------------------------------------------------------
Ralph Armijo                        44   President, Chief Executive Officer and Director

Andrew Davis                        43   Vice President of Sales and Marketing

Patrick R. Mawhinney                32   Chief Financial Officer, Treasurer and Director

Kevin L. Blankenship                32   Vice President of Interactive Network Services and Secretary

Harold Anderson II                  32   Vice President of Business Development

Lloyd G. Chavez, Jr.                46   Director Nominee

    The Company's Board of Directors currently consists of two members. All directors hold office until the next annual meeting of the Company shareholders and their successors are elected and qualified. The officers are elected by the Board of Directors at the first meeting after each annual meeting of the Company shareholders and shall hold office until their successors are duly elected and qualified or otherwise in accordance with the Bylaws of the Company.

    RALPH ARMIJO has served as the President, Chief Executive Officer and a director of the Company since its inception in 1993. From 1981 to 1993, Mr. Armijo was employed by Tektronix, Inc., a large communications company which also produced testing and measuring equipment. Mr. Armijo's responsibilities at Tektronix progressed from sales manager, to branch manager, to district manager and, ultimately, to Western Regional Manager, a position he held for five years. In that position, he was responsible for a $100 million budget in sales, graphics, technical support and administration, and he was responsible for developing new distribution channels, including reseller agreements. From 1976 to 1981, Mr. Armijo was employed by IBM Corporation, where he sold computerized accounting and financial applications to small and medium-sized businesses. Mr. Armijo received his B.A. from Colorado College and his M.B.A. from the University of California, Los Angeles.


    ANDREW DAVIS has served as Vice President of Sales and Marketing of the Company since May 1996. From January 1994 to May 1996, Mr. Davis was manager of wholesale distribution at InFocus Systems, a manufacturer of high resolution projection systems. From September 1982 to January 1994, Mr. Davis held various sales and marketing positions in Tektronix, Inc. including Director of Marketing for the Interactive Technologies Division. Mr. Davis attended the University of Denver from 1971 to 1974 where he studied Business Management and Marketing.



    PATRICK R. MAWHINNEY served as the President of IPI from its inception until its merger with the Company in July 1996 and since that time has acted as Chief Financial Officer, Treasurer and a director of the Company. From May 1995 until May 1996, Mr. Mawhinney also served as a financial/accounting consultant for MIS\Sunguard, a provider of accounting and investment software. Mr. Mawhinney was employed as an Assistant Vice President of The Bank of Cherry Creek from November 1993 to May 1995; as a Vice President of Vectra Banking Corporation from June 1989 to November 1993; and as Operations Coordinator for Zions Bancorporation from August 1986 to June 1989. He received his B.S. from Colorado State University.


    KEVIN L. BLANKENSHIP, Vice President of Interactive Network Services and Secretary since July 1996, served as the Vice President of Technology for IPI from May 1995 until the July 1996 merger with the Company. Mr. Blankenship also serves on the Internet Advisory Council of Sybase, Inc., a major manufacturer of database systems. From January 1993 to May 1995, Mr. Blankenship served as the Director of Client Integration and Development for ADIA Information Technology and was employed by

U.S. West Communications as Manager of Multimedia Applied Engineering from September 1986 to January 1993. Prior to 1989, Mr. Blankenship held various positions of responsibility for software systems design. Mr. Blankenship has expertise in the field of document and information management, as well as an extensive background in complex, heterogeneous, corporate systems and computing architectures. Mr. Blankenship attended the University of Colorado between 1982-1987 where he studied Electrical and Computer Science and Computer Engineering.

    HAROLD ANDERSON II, Vice President of Business Development since July 1996, served as Vice President of Business Development for IPI from July 1995 until the July 1996 merger with the Company. From September 1986 to July 1995, Mr. Anderson was employed by U.S. West Advance Technologies and Communications, where he worked in Distributed Technology Platform Security, served as the Technical Project Manager, and later acted as a Product Marketing Specialist for the U.S. West Internet Services Provider/On-line Service Project. Mr. Anderson received his B.S. degree in Business Administration from the University of Arizona in 1986 and a Masters degree in Computer Information Systems from the University of Denver in 1991.

    No director or executive officer of the Company is related to any other director or executive officer. None of the Company's officers or directors hold any directorships in any public company. Presently the Company has no nominating, compensation or audit committees; however the Company does plan to establish compensation and audit committees subsequent to this offering.

DIRECTOR NOMINEE

    The Company intends to increase the size of the Board of Directors to five directors after consummation of this offering. Two of the three vacancies created thereby will be filled by the Board of Directors pursuant to the Company's Bylaws, and the Company has agreed to allow the Representative to nominate the third director, subject to the Company's approval. See "Underwriting--Designee to the Board of Directors." Lloyd G. Chavez, Jr. has agreed to serve as director following consummation of this offering. The Company is currently seeking a second qualified nominee. If the Representative does not nominate a director, the Company will seek a third qualified director to be added to the Board. The business background of Mr. Chavez is as follows:

    LLOYD G. CHAVEZ, JR. has been the Director of Automotive Markets at the Burt group of automobile dealerships in Denver, Colorado since 1988. From 1983 to 1994, Mr. Chavez was Vice President of Fort Dodge Laboratories, a subsidiary of American Home Products, where he was responsible for business acquisitions, new products and technologies, joint ventures, intellectual property acquisitions, strategic planning, market research and sale projections. From 1982 to 1983, Mr. Chavez was Vice President of General Genetics Corporation, where he was responsible for management of biological and pharmaceutical research and development. Mr. Chavez received his B.A. in Molecular, Cellular, Development Biology from the University of Colorado, his M.A. in Old Testament Studies from Denver Seminary, his Ph.D. in Microbiology and Immunology from the University of Virginia, and was a post-doctoral Fellow in Chemistry at Cornell University.

DIRECTOR COMPENSATION

    None of the Company's directors received any compensation during the most recent fiscal year for serving in their position as a director. No plans have been adopted to compensate directors in the future; however it is likely that during fiscal 1997 the Board of Directors will adopt an employee stock option plan which includes provision for stock options to be issued to directors.

EXECUTIVE COMPENSATION

    The following table sets out the annual compensation paid to Ralph Armijo for the last three fiscal years. No other executive officer has received annual compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                                               --------------------------------------------    ALL OTHER
                                        ---------------------              RESTRICTED STOCK                   COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)   BONUS($)         AWARDS           OPTIONS          ($)
--------------------------------------  ---------  ----------  ---------  -------------------  ------------  --------------
Ralph Armijo, Chief                          1995  $  111,444  $  24,000               0               0      $   9,000(1)
 Executive Officer                           1994  $   69,541  $       0               0         161,953(2)           0
                                             1993  $        0  $       0               0         784,966(2)           0

------------------------

(1) Consists of an automobile allowance.

(2) During 1994 and 1993 the Company issued stock options to Ralph Armijo to purchase a total of 946,919 shares of Common Stock for a total exercise price of $1,746. Compensation expense of $10,000 and $29,000 was recorded for 1994 and 1993, respectively.

          AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                              OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                                                         DECEMBER 31, 1995(#)         DECEMBER 31, 1995($)
                            SHARES ACQUIRED ON                               EXERCISEABLE/                EXERCISEABLE/
NAME                           EXERCISE (#)      VALUE REALIZED ($)        UNEXERCISEABLE(1)            UNEXERCISEABLE(2)
--------------------------  -------------------  -------------------  ---------------------------  ---------------------------
Ralph Armijo, Chief
 Executive Officer                  --                   --                    946,919/0                   $156,199/0

------------------------

(1) Represents options to purchase 946,919 shares of common stock for a total exercise price of $1,745. These options were exercised prior to the acquisition of IPI during June 1996.

(2) Value of the options was determined by the Board of Directors at December 31, 1995 and assumes the exercise of the option and payment of the exercise price. No market for the Company's securities existed at December 31, 1995.

    No officer or director received any form of compensation other than cash during 1995 and no long term incentive, bonus or option plans were or are in place. Management expects to develop employee stock option plans during fiscal 1997.

    The current annual salaries of the executive officers of the Company are as follows: Ralph Armijo, President, $140,000; Andrew Davis, Vice President of Sales and Marketing, $105,000; Patrick Mawhinney, Chief Financial Officer, $75,000; Kevin L. Blankenship, Vice President of Interactive Network Services, $70,000; and Harold Anderson II, Vice President of Business Development, $68,000. Total annual compensation for all executive officers is $458,000.

    The Board of Directors may, at its discretion, award discretionary bonuses in the future. It is anticipated that a compensation committee will be established during 1997. The compensation committee will establish salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, and establish and administer the Company's benefit plans and recommend policies relating to such plans.

EMPLOYMENT AGREEMENTS

    As a condition to the merger between the Company and IPI, the Company entered into an employment agreement with Ralph Armijo. Such agreement will continue through June 30, 1998, unless earlier terminated for cause and provides for annual compensation of $140,000. Mr. Armijo also has agreed not to compete with the Company during his employment term and for a period of one year thereafter.

    The Company entered into an employment agreement with John R. McKowen employing Mr. McKowen as Director of Investor Relations for an initial term of six months commencing in August 1996. The agreement will automatically be extended upon consummation of this offering for 24 months following the date of this Prospectus. Mr. McKowen's compensation under the agreement is $5,000 per month and Mr. McKowen is entitled to an automobile allowance not to exceed $400 per month. In addition, he was granted options to purchase 250,000 shares of Common Stock at an exercise price of $3.50 per share, exercisable no sooner than thirty months following the date of grant and no later than sixty months from such date.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    The Company's Articles of Incorporation eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Articles of Incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth, as of the date of this Prospectus, and as adjusted to reflect the sale by the Company of the 790,000 shares of Common Stock offered by the Company hereby, the Common Stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all directors individually, each executive officer and all directors and executive officers of the Company as a group. Each person has sole voting and investment power, as well as record and beneficial ownership, with respect to the shares shown. None of the named persons hold any options, warrants or other securities convertible into Common Stock within sixty days after the date of this Prospectus.



    As of the date of this Prospectus, there were 2,411,427 shares of Common Stock issued and outstanding, including the 410,727 shares issued to the Bridge Financing Selling Stockholders.


                                                                   COMMON STOCK         PERCENT OF BENEFICIAL OWNERSHIP
                                                                   BENEFICIALLY     ---------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                OWNED          BEFORE OFFERING      AFTER OFFERING
---------------------------------------------------------------  -----------------  -------------------  ------------------
Ralph Armijo...................................................         978,422                40%                 31%

Patrick R. Mawhinney...........................................         171,832                 7%                  5%

Harold Anderson II.............................................          90,086                 4%                  3%

Drew Davis.....................................................          25,000                 1%                  1%

Kevin L. Blankenship...........................................          90,086                 4%                  3%

Cynthia J. Simmons.............................................         421,332                17%                 13%
  84 Willowleaf Drive
  Littleton, CO 80125

All directors and executive officers as a Group (Five
 Persons)......................................................       1,355,426                56%                 42%

------------------------

(1) Except as indicated herein, the address for each person is 14 Inverness Drive, Bldg. F., Suite 116, Englewood, Colorado 80112.

                       BRIDGE FINANCING PRIVATE PLACEMENT


    From August through October 18, 1996, the Company sold an aggregate of $1,437,500 principal amount of 10% Unsecured Subordinated Convertible Promissory Notes, due December 31, 1997 (the "Bridge Promissory Notes") in a private placement to certain investors (the "Bridge Financing Private Placement"). Upon consummation of the offering made by this Prospectus, each $50,000 in principal amount of the Bridge Promissory Notes is automatically converted into 14,285.5 shares of Common Stock and 14,285.5 Warrants, in each case rounded to the next whole share or Warrant. Based upon the sale of Bridge Promissory Notes in the aggregate amount of $1,437,500, upon the consummation of the offering made by this Prospectus, the Bridge Promissory Notes will be automatically converted into an aggregate of 410,727 shares of Common Stock (the "Converted Shares") and 410,727 Warrants, and the Bridge Promissory Notes will no longer be outstanding. All of the Converted Shares and the Warrants have been registered pursuant to the Registration Statement, of which this Prospectus is a part, and 210,000 Converted Shares are being offered hereby and 200,727 Converted Shares may be sold from time to time in the open market by the holders thereof (the "Bridge Financing Selling Stockholders"), provided that the Bridge Financing Selling Stockholders have agreed that they will not make any such sales of the Converted Shares for ten months after the date of this Prospectus without the prior written consent of the Representative in its sole discretion in each case. See "Bridge Financing Selling Stockholders." The Warrants owned by the Bridge Financing Selling Stockholders are not subject to any restrictions on sale and may be sold at any time.

                     BRIDGE FINANCING SELLING STOCKHOLDERS


    The following table sets forth information with respect to the Bridge Financing Selling Stockholders, who will own an aggregate of 410,727 shares of Common Stock and 410,727 Warrants issuable upon conversion of the Bridge Promissory Notes, all of which are being registered in the Registration Statement of which this Prospectus forms a part. Of the Common Stock received upon conversion, an aggregate of 210,000 of such shares are being offered hereby by the Bridge Financing Selling Stockholders. See "Bridge Financing Private Placement." The Company will not receive any proceeds from the sale of these shares. The Representative will receive from the Company a non-accountable expense allowance equal to three percent of the total proceeds of the 210,000 shares offered hereby. The cost of qualifying these shares under federal and state securities laws, together with other costs in connection with their offering, will be paid by the Company. The remainder of the shares of Common Stock owned by the Bridge Financing Selling Stockholders may be sold from time to time in the future, subject however to the Bridge Financing Selling Stockholders' agreement not to sell any of these shares for ten months after the date of this Prospectus without the prior written consent of the Representative in its sole discretion in each case.



                                                                                COMMON
                                                 COMMON STOCK        COMMON      STOCK
                                            RECEIVED ON CONVERSION    STOCK      OWNED     WARRANTS RECEIVED ON
                                             OF BRIDGE PROMISSORY    OFFERED     AFTER     CONVERSION OF BRIDGE
NAME                                                NOTES            HEREBY    OFFERING      PROMISSORY NOTES
------------------------------------------  ----------------------  ---------  ---------  ----------------------
Ajan Family Trust.........................             7,143            1,826      1,746             7,143
Almeida, Donald E.........................             7,143            1,826      1,746             7,143
Barish, Marvin............................            14,286            3,653      3,490            14,286
Bluett, David E...........................             8,571            2,191      2,095             8,571
Bluth, Mordecai...........................            14,286            3,653      3,490            14,286
Bussong, William..........................            11,429            2,922      2,793            11,429
Campos, Felix and Joyce...................            14,286            3,653      3,490            14,286
Caribou Bridge Fund, L.L.C................            42,857           10,955     10,474            42,857
Cooke, David..............................            14,286            3,653      3,490            14,286
Davis, Jerry..............................             8,571            2,191      2,095             8,571
Dill, H. Alan.............................            14,286            3,653      3,490            14,286
Downey, Mabe..............................            14,286            3,653      3,490            14,286
Dukes, Leroy A............................            14,286            3,653      3,490            14,286
Fishman, Eric.............................            14,286            3,653      3,490            14,286
Friedman, Richie..........................            14,286            3,653      3,490            14,286
Funkhouser, Elliott M.....................            14,286            3,653      3,490            14,286
Generation Capital........................            28,571            7,303      6,983            28,571
Gonte, William, M.D.......................            28,571            7,303      6,983            28,571
Grace, William............................             7,143            1,826      1,746             7,143
Hall, Robert..............................            28,571            7,303      6,983            28,571
Hall, James M.............................            28,571            7,303      6,983            28,571
HNC Associates............................             7,143            1,826      1,746             7,143
Hoeppner, Fred C..........................             8,571            2,191      2,095             8,571
Hupe, Gregory M...........................             7,143            1,826      1,746             7,143
Huston, Jeffrey D. and Frances B..........            57,142           14,606     13,965            57,142
Inverness Investments.....................            14,286            3,653      3,490            14,286
Levenreich, David.........................            64,285           16,432     15,711            64,285
Liner, Richard M..........................            14,286            3,653      3,490            14,286
Markowitz, Jeffrey........................            14,286            3,653      3,490            14,286
Matsen, Nancy G...........................            21,429            5,478      5,237            21,429
McKay, Jerry S............................             7,143            1,826      1,746             7,143
Nieder, Robert M..........................            14,286            3,653      3,490            14,286

                                                                                COMMON
                                                 COMMON STOCK        COMMON      STOCK
                                            RECEIVED ON CONVERSION    STOCK      OWNED     WARRANTS RECEIVED ON
                                             OF BRIDGE PROMISSORY    OFFERED     AFTER     CONVERSION OF BRIDGE
NAME                                                NOTES            HEREBY    OFFERING      PROMISSORY NOTES
------------------------------------------  ----------------------  ---------  ---------  ----------------------
Patterson, Philip J.......................             7,143            1,826      1,746             7,143
Quartly-Watson, Tim.......................            14,286            3,653      3,490            14,286
Riggs, Ralph..............................            14,286            3,653      3,490            14,286
Rockies Fund, The.........................            14,286            3,653      3,490            14,286
Rosen, Michael............................            28,571            7,303      6,983            28,571
Schneider, Rick...........................            37,142            9,495      9,076            37,142
Schwartzberg, Debbie......................            28,571            7,304      6,982            28,571
Shikora, Melvin...........................             7,143            1,826      1,746             7,143
Spanier, Myron D..........................             7,143            1,826      1,746             7,143
Upsala Florida Corp.......................            14,286            3,653      3,490            14,286
Ventura, Joe..............................            14,286            3,653      3,490            14,286
Warfield, Steven..........................            11,429            2,922      2,793            11,429
Wise, John A..............................            14,286            3,653      3,490            14,286
Zygelman, Aron............................            28,571            7,304      6,982            28,571
                                                     -------        ---------  ---------           -------
    Total.................................           410,727          210,000    200,727           410,727
                                                     -------        ---------  ---------           -------
                                                     -------        ---------  ---------           -------

                        ADDITIONAL REGISTERED SECURITIES


    The Bridge Financing Selling Stockholders will receive 410,727 shares of Common Stock and 410,727 Warrants from conversion of the Bridge Promissory Notes upon consummation of this offering. Of such 410,727 shares of Common Stock, 210,000 are being offered hereby by the Bridge Financing Selling Stockholders. The remaining 200,727 shares of Common Stock and the 410,727 Warrants which are not being offered hereby are being registered simultaneously with this offering for resale by the Bridge Financing Selling Stockholders from time to time, provided that such stockholders have agreed with the Company not to make any sales of the Common Stock until ten months after the consummation of this offering without the prior written consent of the Representative in its sole discretion in each case. The Company has been advised by the Representative that it has no present plan or intention to consent to any early release from such agreement. The Warrants owned by the Bridge Financing Selling Stockholders are not subject to any restriction on sale and may be sold at any time.


    There are no material relationships between any of the Bridge Financing Selling Stockholders and the Company, nor have any such material relationships existed within the past three years. The Company has been informed by the Representative that there are no agreements between any of the Underwriters and any Bridge Financing Selling Stockholders regarding the distribution of their Common Stock or Warrants, other than the shares of Common Stock offered hereby by the Bridge Financing Selling Stockholders. The Company has been further advised by the Representative that none of the Bridge Financing Selling Stockholders have any current plan or other arrangement or commitment with respect to the sale of their Common Stock or Warrants.

    The sale of Common Stock or Warrants by the Bridge Financing Selling Stockholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Bridge Financing Selling Stockholders) in the over-the-counter markets, in privately negotiated transactions or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Bridge Financing Selling Stockholders may effect such transactions by selling directly to purchasers, through broker/dealers acting as the seller's agents or to broker/dealers who may purchase such securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker/dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the sellers and/or the purchasers from whom such broker/dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker/dealer may exceed customary commissions). Bridge Financing Selling Stockholders will be required to deliver a current prospectus in connection with their offer and sale of Common Stock or Warrants.

    If any of the following events occur, the prospectus will be amended to include additional disclosure before offers and sales of the Common Stock or Warrants by the Bridge Financing Selling Stockholders are made: (i) to the extent such securities are sold at a fixed price or by option at a price other than the prevailing market price, such price would be set forth in the prospectus; (ii) if the securities are sold in block transactions and the purchaser wishes to resell, such arrangements would be described in the prospectus; and (iii) if the compensation paid to broker/dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction would be included in the prospectus. The prospectus would also disclose if there are other changes to the stated plan of distribution, including arrangements that either individually or as a group would constitute an orchestrated distribution of the securities.

    Under applicable rules and regulations under the Securities Exchange Act of 1934 (the "Exchange Act"), any person engaged in the distribution of the Common Stock or the Warrants may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. Accordingly, in the event that the Representative or any of the other Underwriters makes a market in the Company's securities, the Bridge Financing Selling Stockholders will likely be required to sell such securities through another broker/dealer. In addition, each Bridge Financing Selling Stockholder desiring to sell securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales by the Bridge Financing Selling Stockholders.

    The Bridge Financing Selling Stockholders and broker/dealers, if any, acting in connection with such sales might be deemed to be "underwriters" as defined in the Securities Act and any commission received by them and any profit on the resale of the securities may be deemed underwriting discounts and commissions under the Securities Act.

                              CERTAIN TRANSACTIONS

    In October 1993, Arthur Armijo, brother of the Company's President, Ralph Armijo, made a $119,199 loan to the Company. The loan is evidenced by a promissory note dated October 1, 1993 bearing interest at the rate of 5% per year. As of the date of this Prospectus, the outstanding amount due under the note is approximately $100,000, which amount is to be paid in full out of the proceeds of this offering.

    In November 1993, Arthur Armijo and Ralph Armijo each personally guaranteed a line of credit in the amount of $200,000 extended by Vectra Bank, Denver, Colorado, to the Company. Such line of credit and Messrs. Armijos' personal guarantees were terminated in February 1996. No compensation was paid by the Company for such personal guarantees. In February 1996, Arthur Armijo and Ralph Armijo each personally guaranteed a promissory note of the Company in favor of Colorado State Bank of Denver in the principal amount of $750,000. The note was entered into by the Company in connection with a receivables factoring arrangement between the Company and the bank. See "Management's Discussion and Analysis of Financial Condition and Results of Operation." To date, Messrs. Armijo have received no compensation from the Company for such personal guarantees.

    In July 1996, Littleton Land Company made a $182,500 loan to the Company. The loan was evidenced by a non-interest bearing promissory note with a maturity date of August 31, 1996. Such note was prepaid in full on August 22, 1996. John McKowen, an employee of the Company, is an affiliate of Littleton Land Company. In August 1996, the Company granted options to Mr. McKowen to purchase 250,000 shares of Common Stock at an exercise price of $3.50 per share, exercisable from February 1999 to August 2001. See "Management--Employment Agreements."

    On March 31, 1996, Patrick Mawhinney, a shareholder, director and Chief Financial Officer of the Company, made a $45,110 loan to IPI. The loan is evidenced by a promissory note dated March 31, 1996, which provides for the accrual of interest at a fixed rate of 10% per year and a maturity date of December 31, 1997. The loan will be prepaid in full out of the proceeds of this offering.

    In June 1996, Schneider Mawhinney & Associates, P.C. advanced $32,500 to IPI. Such amount was repaid without interest in October 1996. Patrick Mawhinney's spouse is a principal of Schneider Mawhinney & Associates.


    In July 1996, Cindy Simmons, a principal shareholder of the Company, was issued a promissory note of the Company in the amount of $75,000 as part of the purchase price for IPI. The promissory note provides for monthly payments of $6,250 due on the first day of each month beginning August 1, 1996 and maturing on July 1, 1997.


    In July 1996, Mr. Mawhinney made a loan to the Company in the amount of $30,000, evidenced by a promissory note dated July 26, 1996 and bearing interest at the rate of 9.75 percent per year. Such note was prepaid in full in October 1996.

    In August 1996, Ralph Armijo made a loan to the Company in the amount of $70,000, evidenced by a promissory note dated August 6, 1996 and bearing interest at the rate of 9.75 percent per year. Such note was prepaid in full in October 1996.

                           DESCRIPTION OF SECURITIES

COMMON STOCK


    The Company is authorized to issue 20,000,000 shares of Common Stock, no par value, of which 2,411,427 shares are currently outstanding including the shares issued upon conversion of the Bridge Promissory Notes. After this offering, there will be 3,201,427 shares of Common Stock outstanding, assuming no exercise of the Warrants, the Over-allotment Option, the Representative's Options or the Employee's Options.


    Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds available therefor, subject to any priority as to dividends for any preferred stock that may be outstanding. There currently is no preferred stock authorized or outstanding. Holders of Common Stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes including the election of directors. Cumulative voting for the election of directors is not permitted. The holders of a majority of the Common Stock issued and outstanding and entitled to vote, in person or by proxy, constitute a quorum at meetings of stockholders and the vote of the holders of a majority of Common Stock present at such a meeting will decide any question brought before such meeting, except for certain actions such as amendments to the Company's Articles of Incorporation, mergers or dissolutions, all of which require the vote of the holders of a majority of the outstanding Common Stock. Upon liquidation or dissolution, the holder of each outstanding share of Common Stock will be entitled to share ratably in the net assets of the Company legally available for distribution to such stockholder after the payment of all debts and other liabilities and after distributions to preferred stockholders, if any, legally entitled thereto. No holder of Common Stock has any preemptive or preferential rights to purchase or subscribe for any part of any unissued or any additional authorized stock or any securities of the Company convertible into shares of its stock, nor does any holder of Common Stock have redemption or conversion rights. The outstanding shares of Common Stock are, and the Common Stock offered hereby will be when issued and paid, fully paid and nonassessable.

STOCK PURCHASE WARRANTS


    Prior to the offering there were no warrants issued by the Company. Upon consummation of this offering, 1,410,727 Warrants will be issued and outstanding (consisting of 1,000,000 Warrants sold by the Company in this offering and the 410,727 Warrants issued to the Bridge Financing Selling Stockholders upon consummation of this offering), assuming no exercise of the Over-allotment Option. Each Warrant entitles the holder to purchase one share of Common Stock
at an exercise price equal to $    (120% of the initial offering price of a
share of the Common Stock), subject to adjustment, for a period of five years commencing from the date of this Prospectus. No holder of Warrants, as such, will be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose whatsoever until such Warrants have been duly exercised and the purchase price has been paid in full. Each Warrant will be redeemable by the Company for $.05 per Warrant at any time commencing one year after the effective date of this offering ("Effective Date") (which period may be reduced or waived by the Representative in its sole discretion), upon thirty days' prior written notice, at any time when the closing price per share of Common Stock for twenty consecutive trading days within the thirty-day period prior to the date notice of redemption is given equals or exceeds 140% of the initial public offering price of a share of Common Stock and at such time there is a current effective registration statement covering the shares of Common Stock underlying the Warrants. The Company presently expects to call all of the Warrants for redemption as soon as permitted provided that a current Prospectus relating to the Common Stock underlying such Warrants is effective at that time. In the event the Company gives notice of its intention to redeem, a holder may exercise his Warrants within the period set forth in the notice of redemption or they will be redeemed upon payment of the redemption price. The Warrants will be entitled to the benefit of adjustments in the exercise price and in the number of shares of Common Stock delivered upon the exercise thereof upon the occurrence of certain events, such as stock dividends, stock splits, recapitalizations, consolidations or mergers.

    The Warrants will be exercisable only when there is a current effective registration statement covering the shares of Common Stock underlying the Warrants. If the Company does not or is unable to maintain a current effective registration statement, the Warrant holders will be unable to exercise the Warrants and the Warrants may become valueless. Because the Warrants may be transferred, it is possible that the Warrants may be acquired by persons residing in states where the Company has not registered them, or is not exempt from registration, such that the shares of Common Stock underlying the Warrants may not be sold or transferred upon exercise of the Warrants. Warrant holders residing in those states would have no choice but to attempt to sell their Warrants or let them expire unexercised.

    Holders of the Warrants may be able to sell the Warrants if a market develops rather than exercise them. However, there can be no assurance that a market will develop, or if developed, will continue as to such Warrants.

    Each Warrant will be exercisable by surrendering the Warrant certificate, with the formal subscription form on the reverse side of the Warrant certificate properly completed and executed, together with payment of the exercise price to the Warrant Agent. Prior to their expiration or redemption by the Company, the Warrants will be exercisable from time to time in whole or in part. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining number of Warrants.

REPRESENTATIVE'S OPTIONS

    Subject to the terms and conditions of the Underwriting Agreement between the Company and the Representative, the Company has agreed to sell to the Representative options to purchase 100,000 shares of Common Stock and 100,000 Warrants. See "Underwriting--Representative's Options."

TRADING SYMBOL

    The Company has applied for inclusion of its Common Stock and Warrants for quotation on NASDAQ under the symbols "NVDC" and "NVDCW," respectively. This offering is the initial public offering of the Company's Securities and, accordingly, there is currently no public trading market for any such Securities. Even if the Company's Common Stock and Warrants are accepted for quotation on NASDAQ, there can be no assurance that a public trading market will ever develop or, if one develops, that it will be maintained. Although it has no legal obligation to do so, the Representative from time to time may act as a market maker and otherwise effect transactions for its own account, or for the account of others, in the Company's securities. The Representative, if it so participates, may be a dominating influence in any market that may develop for any of the Company's Securities.

TRANSFER AGENT AND REGISTRAR

    The transfer agent for the Company's Common Stock and the Warrant Agent for the Company's Warrants is American Securities Transfer & Trust, Inc.

                        SHARES ELIGIBLE FOR FUTURE SALE


    Upon the consummation of this offering, the Company will have 3,201,427 shares of Common Stock outstanding, including 410,727 shares issued upon conversion of the Bridge Promissory Notes. Of the 3,201,427 shares of Common Stock outstanding, the 1,000,000 shares of Common Stock offered hereby will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an affiliate of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 under the Securities Act. In addition to the 1,000,000 shares of Common Stock offered hereby, 200,727 shares of Common Stock issued in the conversion of the Bridge Promissory Notes are being registered simultaneously with this offering for resale by the holders thereof from time to time commencing ten months after the consummation of this offering (or sooner, if permitted by the Representative in its sole discretion). When sold, such shares will be freely tradeable without restriction or further registration under the Securities Act. See "Additional Registered Securities." The remaining 2,000,700 shares of Common Stock outstanding are deemed to be "restricted securities," as the term is defined under Rule 144 promulgated under the Securities Act, in that such shares were purchased by the stockholders of the Company prior to the offering in transactions not involving a public offering and as such may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) and including any person who may be deemed an "affiliate" of the Company, as that term is defined under the Securities Act, who has satisfied a two-year holding period for such restricted securities may sell within any three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of one percent of that class of the Company's outstanding securities or the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. In addition, pursuant to Rule 144, persons who are not affiliated with the Company and who have held their restricted securities for at least three years are not subject to the quantity limitations or the manner of sale restrictions of the rule. As of the date hereof, 250,000 shares of Common Stock are available for resale pursuant to Rule 144; however, pursuant to an agreement with the Representative, the holders of all of such shares are restricted from selling them for a period of twelve months from the date of this Prospectus. See "Underwriting--Lock-Up Agreement." A sale of shares by the Company's current stockholders, whether pursuant to Rule 144 or otherwise, may have an adverse effect upon the market price of the Securities in any market for them that may develop. To the extent that these shares enter the market, the value of the Common Stock in the over-the-counter market may be reduced. See "Risk Factors."

                                  UNDERWRITING

    Under the terms and subject to the conditions of the Underwriting Agreement, the Underwriters named below, for whom Joseph Charles & Associates, Inc. is acting as representative (the "Representative"), have severally agreed to purchase from the Company and the Bridge Financing Selling Stockholders, and the Company and the Bridge Financing Selling Stockholders have each agreed to sell to the Underwriters named below, the aggregate number of Securities set forth opposite their respective names in the table below at the price to the public less underwriting discounts set forth on the cover page of this Prospectus. The Securities are being sold on a firm commitment basis. The Underwriting Agreement provides, however, that the obligations of the Underwriters to pay for and accept delivery of the Securities are subject to certain conditions precedent, and that the Underwriters are committed to purchase and pay for all Securities if any Securities are purchased.

                                                                                       NUMBER OF SHARES
                                                                                        OF COMMON STOCK
UNDERWRITERS                                                                             AND WARRANTS
-------------------------------------------------------------------------------------  -----------------
Joseph Charles & Associates, Inc.....................................................

                                                                                       -----------------
    Total............................................................................       1,000,000
                                                                                       -----------------
                                                                                       -----------------

    The Company has been advised by the Representative that the Underwriters propose initially to offer the Securities directly to the public at the offering price set forth on the cover page of this Prospectus and to certain dealers (who may include the Underwriters) at such price less a concession not in excess of
$      per Unit. The Underwriters may allow, and such dealers may reallow, a concession to certain other dealers (who may include the Underwriters) not in
excess of $      per Unit. After the initial offering to the public, the
offering price and other selling terms may be changed by the Representative.

    The Representative of the Underwriters has advised the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority as to such sale.

OVER-ALLOTMENT OPTION

    The Company has granted to the Representative an option, exercisable for sixty days after the date of this Prospectus, to purchase up to a maximum of an additional 150,000 shares of Common Stock and 150,000 Warrants at the Combined Offering Price, less the underwriting discounts, set forth on the cover page of this Prospectus. The Representative may exercise such option only to cover over-allotments made in connection with the sale of the Common Stock and Warrants offered hereby.

NON-ACCOUNTABLE EXPENSE ALLOWANCE

    The Company has agreed to pay to the Representative a non-accountable expense allowance equal to three percent of the total proceeds of the offering including proceeds paid to the Bridge Financing Selling Stockholders, or $210,000 (based upon an assumed Combined Offering Price of $7.00), of which $40,000 has previously been paid. The Representative's expenses in excess of the non-accountable expense allowance will be borne by the Representative. To the extent that the expenses of the Representative are less than the non-accountable expense allowance, the excess will be deemed to be underwriting compensation. In addition to the Underwriter's discount and the non-accountable expense allowance, the Company is required to pay the costs of qualifying the Securities under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with this offering.

    The Bridge Financing Selling Stockholders will sell such shares to the Underwriter less a discount equal to ten percent of the offering price for the Common Stock. The costs of qualifying these shares under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with the offering, will be paid by the Company.

REPRESENTATIVE'S FINANCIAL CONSULTANT AGREEMENT

    The Company has agreed to retain the Representative as a financial consultant for a period of two years from the date of this Prospectus for a fee of $3,000 per month. The financial consulting services to be provided by the Representative include assisting in the development of a long-term financial strategy and working with financial analysts.

DESIGNEE TO THE BOARD OF DIRECTORS

    The Company has agreed, for a period of four years from the date of this Prospectus, at the option of the Representative, to nominate a designee of the Representative, reasonably acceptable to the Company, for election to the Company's Board of Directors or, at the option of the Representative, if the Company is unable to obtain directors and officers insurance satisfactory to the Representative, to designate a consultant to the Board of Directors who will have the right to attend all Board and Board committee meetings and will be compensated on the same basis as non-employee members of the Board. The Representative has not yet exercised its right to designate such a person.

WARRANT SOLICITATION

    The Company has agreed with the Representative not to solicit Warrant exercises other than through the Representative. Upon exercise of any Warrants, commencing one year from the date of this Prospectus, the Company will pay the Representative a fee of three percent of the aggregate exercise price, if (i) the market price of the Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc., who is designated in writing by the holder exercising the Warrant; (iii) the Warrant is not held in a discretionary account except where prior specific written approval for the exercise has been received; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; (v) the solicitation of the exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the Exchange Act; and (vi) the Representative provides bona fide services in connection with the solicitation of the Warrant. No solicitation fee will be paid to the Representative on Warrants exercised within one year of the date of this Prospectus or on Warrants voluntarily exercised at any time without solicitation. In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representative will be prohibited from engaging in any market making activities or solicited brokerage activities until the later of the termination of such solicitations activity or the termination by waiver or otherwise of any right the Representative may have to receive a fee for the exercise of the Warrants following such solicitation. Such a prohibition, while in effect, could impair the liquidity and market price of the Securities.

REPRESENTATIVE'S OPTIONS

    Subject to the terms and condition of the Underwriting Agreement between the Company and the Representative, the Company has agreed to sell to the Representative, for an aggregate purchase price of $100, as additional compensation in connection with this offering, options (the "Representative's Options") to purchase up to 100,000 shares of Common Stock and 100,000 Warrants. The shares of Common Stock in the Representative's Options are identical to the shares offered hereby, and the Warrants underlying the Representative's Options will have an exercise price and other terms identical to the Warrants offered hereby except that such Warrants will not be redeemable. The Representative's Options are exercisable for a four-year period commencing one year from the date of this Prospectus and entitle the Representative to purchase up to 100,000 shares of Common Stock and 100,000 Warrants at a price per share equal to 120% of the initial offering price of each such security subject to adjustment in certain events. The Representative's Options are restricted from sale, transfer, assignment or hypothecation for a period of one year from the date of this Prospectus except to officers or partners of the Representative, other Underwriters, and members of the selling group and/or their officers or partners. The Representative's Options contain anti-dilution provisions providing for adjustment of the exercise prices as well as the number of shares of Common Stock and Warrants issuable upon the occurrence of certain events, including the issuance of shares of Common Stock or Warrants at a price per share or per Warrant less than the exercise price or the market price of the security, or in the event of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. The Representative's Options grant to the holders thereof certain piggyback and demand registration rights as described below.

    If the holders of at least a majority of the Representative's Options or the securities underlying them wish to register the Representative's Options or any of the securities underlying them during the period commencing one year following the date of this Prospectus and ending five years from the date of this Prospectus, the Company has agreed to register or qualify such shares, one time only, upon the request of the holders of at least a majority of such Representative's Options or the securities underlying them ("Demand Registration Right"). The Company will bear the full expense of such registration which may be substantial. If the Demand Registration Right is exercised, the Company at such time at its option may purchase the Representative's Options for the difference between their exercise price and fair market value of the shares issuable upon exercise. In addition, the Company has also agreed for a period of five years commencing on the date of this Prospectus to give notice to the holder or holders of the Representative's Options, or the Common Stock and Warrants underlying the Representative's Options, of its intention to file a registration statement under the Securities Act, and in that event the holders of the Representative's Options or the securities underlying such options shall have the right to request the Company to include the Representative's Options and such securities underlying them in such Registration Statement. The Representative's Options and the securities underlying them are being registered as part of the Registration Statement of which this Prospectus forms a part.

    The holders of the Representative's Options have no voting, dividend or other rights as shareholders of the Company with respect to the shares of Common Stock underlying the Representative's Options until the Representative's Options have been exercised. The Company is obligated at all times to set aside and have available sufficient number of authorized but unissued shares of Common Stock and Warrants to be issued upon exercise of the Representative's Options.

LOCK-UP AGREEMENT

    Except in connection with acquisitions or the exercise of options and warrants that have been previously granted and the grant of options under an incentive stock option plan reasonably acceptable to the Representative, the Company has agreed, for a period of one year from the closing of this offering, not to issue, sell or purchase any shares of Common Stock or other equity securities of the Company without the prior written consent of the Representative. The holders of the shares not being offered hereby and the officers, directors and present stockholders have agreed that they will not offer, sell or otherwise dispose of any shares of the Company owned by them to the public for a period of at least twelve months from the closing of this offering without the prior written consent of the Representative. The Representative may, in its discretion, and without notice to the public, waive such restrictions and permit holders otherwise agreeing to restrict their shares to sell any or all of their shares.

INVESTOR RELATIONS

    The Company has agreed with the Representative to engage the services of an investor relations advisory firm, acceptable to the Representative, for at least one year following the consummation of this offering.

DIRECTORS AND OFFICERS LIABILITY INSURANCE

    The Company has agreed with the Representative to acquire a reasonable amount of directors and officers liability insurance (provided that such insurance can be obtained at a reasonable cost, as determined by the Company and the Representative) from an insurer satisfactory to the Representative.

RECIPROCAL INDEMNIFICATION

    The Underwriting Agreement provides for reciprocal indemnification between the Company, the Bridge Financing Selling Stockholders and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act, and contribution to payments that may be required to be made. Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DETERMINATION OF OFFERING PRICE

    Prior to this offering, there has been no public market for the Common Stock or Warrants. The purchase price for the Common Stock and Warrants and the exercise price and other terms of the Representative's Options were determined by negotiations between the Company and the Representative, are not necessarily related to the assets, book value, earnings or net worth of the Company or any other established criteria of value, and should in no event be regarded as an indication of any future market price of these securities. Among the factors considered in determining the initial public offering price and the exercise price of the Warrants were the prospects for the Company, an assessment of the industry in which the Company operates, the business experience of management, the number of Common Stock and Warrants offered, the price that purchasers of such securities might be expected to pay given the nature of the Company and the general condition of the securities markets at the time of the offering. Accordingly, the initial public offering price of the Common Stock and of the Warrants set forth on the cover page of this Prospectus should not be considered an indication of the actual value of such Securities. Each such price is subject to change as a result of market conditions and other factors, and no assurance can be given that the Common Stock or Warrants can be resold at their respective initial public offering price.

    The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement, copies of which are on file at the offices of the Representative, the Company and the Securities and Exchange Commission, Washington, D.C. See "Additional Information."


    In connection with the Bridge Financing Private Placement (see "Bridge Financing Private Placement"), the Company paid the Representative a commission in the amount of $143,750 and reimbursed the Representative for its non-accountable expenses relating to the Bridge Financing Private Placement in the amount of $35,938, including fees and expenses of its counsel. In addition, the Company issued warrants to the Representative which were cancelled upon the effective date of this offering.


    A significant amount of Securities offered hereby may be sold to customers of the Representative or the other Underwriters and the concentration of customers of the Representative or the other Underwriters may adversely affect the market for and liquidity of the Company's securities. Such customers subsequently may engage in transactions for the sale or purchase of such Securities through or with the

Representative or the other Underwriters. Although they may have no obligation to do so, the Representative or the other Underwriters may make a market in the Company's securities and may otherwise effect transactions in such securities. If they participate in the market, the Representative or the other Underwriters may exert a dominating influence on the market, if one develops, for the Securities described in this Prospectus. Such market activity may be discontinued at any time. The price and liquidity of the Securities may be significantly affected by the degree, if any, of the Representative's or the other Underwriter's participation in such market.

                                    EXPERTS

    The financial statements of the Company as of December 31, 1995 and 1994 and of IPI as of December 31, 1995 have been included herein in reliance on the report of Hein + Associates LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters, including the legality of the issuance of the Securities offered hereby, are being passed upon for the Company by Cohen Brame & Smith Professional Corporation, 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203. Certain legal matters will be passed upon for the Underwriters by Berliner Zisser Walter & Gallegos, P.C., Denver, Colorado.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission, Washington, D.C. Office, a registration statement under the Securities Act on Form SB-2 ("Registrations Statement") with respect to the Common Stock and Warrants offered hereby. No distribution of the Common Stock or Warrants will be made until the Registration Statement, as it may be amended, has been declared effective. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract of other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the Common Stock and Warrants offered hereby, reference is hereby made to the Registration Statement and the exhibits thereto. All of these documents may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. The Commission also maintains a site on the Web that contains reports, proxy and information statements, and other information regarding the Company. The address for such site is http://www.sec.gov.

                   NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.)
                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------
PRO FORMA COMBINING, CONDENSED FINANCIAL INFORMATION (UNAUDITED):

INTRODUCTION...............................................................................................        F-2

COMBINING, CONDENSED BALANCE SHEET--June 30, 1996..........................................................        F-3

COMBINING, CONDENSED STATEMENT OF OPERATIONS--For the Six Months Ended June 30, 1996.......................        F-4

COMBINING, CONDENSED STATEMENT OF OPERATIONS--For the Year Ended December 31, 1995.........................        F-5

NOTES TO COMBINING, CONDENSED FINANCIAL INFORMATION........................................................        F-6

NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.):

INDEPENDENT AUDITOR'S REPORT...............................................................................        F-7

BALANCE SHEETS--June 30, 1996 (Unaudited) and December 31, 1995............................................        F-8

STATEMENTS OF OPERATIONS--For the Six Months Ended June 30, 1996 and 1995 (Unaudited) and for the Years
  Ended December 31, 1995 and 1994.........................................................................        F-9

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)--For the Six Months Ended June 30, 1996 (Unaudited)
  and for the Years Ended December 31, 1995 and 1994.......................................................       F-10

STATEMENTS OF CASH FLOWS--For the Six Months Ended June 30, 1996 and 1995 (Unaudited) and for the Years
  Ended to December 31, 1995 and 1994......................................................................       F-11

NOTES TO FINANCIAL STATEMENTS..............................................................................       F-12

INTERACTIVE PLANET, INC.:

INDEPENDENT AUDITOR'S REPORT...............................................................................       F-19

BALANCE SHEETS--June 30, 1996 (Unaudited) and December 31, 1995............................................       F-20

STATEMENTS OF OPERATIONS--For the Six Months Ended June 30, 1996 (Unaudited) and for the Period from May
  15, 1995 (Inception Date) to December 31, 1995...........................................................       F-21

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)--For the Six Months Ended June 30, 1996 (Unaudited)
  and for the Period from May 15, 1995 (Inception Date) to December 3, 1995................................       F-22

STATEMENTS OF CASH FLOWS--For the Six Months Ended June 30, 1996 (Unaudited) and for the Period from May
  15, 1995 (Inception Date) to December 31, 1995...........................................................       F-23

NOTES TO FINANCIAL STATEMENTS..............................................................................       F-24

                   NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.)
                            INTERACTIVE PLANET, INC.
                                  INTRODUCTION


    The accompanying unaudited pro forma combining, condensed balance sheet combines the balance sheet of NAVIDEC, Inc. (formerly ACI Systems, Inc.) (Navidec) as of June 30, 1996 with the balance sheet of Interactive Planet, Inc.
(IPI) and then assumes the receipt of the net proceeds of $1,257,812 from the sale of unsecured subordinated convertible promissory notes from bridge financing completed in October 1996, and the receipt of estimated net proceeds of $4,545,900 from the sale of 790,000 shares of common stock of 790,000 warrants at $6.90 and $.10, respectively (estimated) and 210,000 additional warrants at $.10 per warrant, as contemplated in the proposed public offering as if such acquisition, financing, and public offering occurred at June 30, 1996. The promissory notes are convertible into 14,285.5 shares of common stock and 14,285.5 warrants for every $50,000 in principal and must convert on a public offering.



    The accompanying unaudited pro forma combining, condensed statements of operations combine the operations of Navidec and IPI for the year ended December 31, 1995 and the six months ended June 30, 1996 as if the acquisition was completed as of the beginning of the period presented under the purchase method of accounting and based upon the assumptions as included in the notes to the pro forma statements.


    These statements are not necessarily indicative of future operations or the actual results that would have occurred had the merger been consummated at the beginning of the periods indicated.

    The unaudited pro forma combined, condensed financial statements should be read in conjunction with the historical financial statements and notes thereto, included elsewhere in this document.

                 NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.) AND
                            INTERACTIVE PLANET, INC.
                       COMBINING, CONDENSED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)


                                                              PRO FORMA ADJUSTMENTS
                                               INTERACTIVE  --------------------------   PRO FORMA     PRO FORMA
                                    NAVIDEC,     PLANET,                     BRIDGE       BEFORE       OFFERING      PRO FORMA
                                      INC.        INC.         MERGER      FINANCING     OFFERING     ADJUSTMENTS    COMBINED
                                    ---------  -----------  ------------  ------------  -----------  -------------  -----------
CURRENT ASSETS:
  Cash............................  $  53,396   $   4,987   $    --       $1,257,812(B)  $1,316,195  $4,395,900 (C)  $5,712,095
  Trade account receivables.......     84,357      19,085        --            --          103,442        --           103,442
  Inventories.....................    325,043      --            --            --          325,043        --           325,043
  Prepaid expenses and other
    current assets................     78,502      15,000        --            --           93,502        --            93,502
                                    ---------  -----------  ------------  ------------  -----------  -------------  -----------
    Total current assets..........    541,298      39,072        --        1,257,812     1,838,182    4,395,900      6,234,082
PROPERTY AND EQUIPMENT, net.......    142,869      26,966        --            --          169,835        --           169,835
INTANGIBLE ASSETS.................     --          --         391,295(A)     179,688(B)    570,983     (179,688)(B)    391,295
                                    ---------  -----------  ------------  ------------  -----------  -------------  -----------
TOTAL ASSETS......................  $ 684,167  $   66,038   $ 391,295     $1,437,500    $2,579,000   $4,216,212     $6,795,212
                                    ---------  -----------  ------------  ------------  -----------  -------------  -----------
                                    ---------  -----------  ------------  ------------  -----------  -------------  -----------
CURRENT LIABILITIES:
  Notes payable--related party....  $ 100,491  $   32,500   $  75,000     $   --        $  207,991   $ (104,890    (C) $  103,101
  Accounts payable................    812,682       2,070      --             --           814,752       --            814,752
  Other accrued liabilities.......     45,569      86,653      --             --           132,222       --            132,222
                                    ---------  -----------  ------------  ------------  -----------  -------------  -----------
    TOTAL CURRENT LIABILITIES.....    958,742     121,223      75,000         --         1,154,965     (104,890   )  1,050,075
LONG-TERM DEBT:
  Related party...................     --          45,110      --             --            45,110      (45,110    (C)     --
  Other...........................     --          --          --          1,437,500  (B)  1,437,500 (1,437,500    (B)     --
STOCKHOLDERS' EQUITY                                                                                  4,545,900(C)
 (DEFICIT)........................   (274,575)   (100,295 )   316,295   (A)     --         (58,575 )  1,257,812(B)   5,745,137
                                    ---------  -----------  ------------  ------------  -----------  -------------  -----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY (DEFICIT)...  $ 684,167  $   66,038   $ 391,295     $1,437,500    $2,579,000   $4,216,212     $6,795,212
                                    ---------  -----------  ------------  ------------  -----------  -------------  -----------
                                    ---------  -----------  ------------  ------------  -----------  -------------  -----------


     See Accompanying Notes to Combining, Condensed Financial Information.

                 NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.) AND
                            INTERACTIVE PLANET, INC.
                  COMBINING, CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)


                                                                           INTERACTIVE                PRO FORMA
                                                               NAVIDEC,      PLANET,     PRO FORMA      BEFORE
                                                                 INC.         INC.      ADJUSTMENTS    OFFERING
                                                             ------------  -----------  -----------  ------------
NET REVENUES...............................................  $  2,471,868  $   185,429   $  --       $  2,657,297
COST OF REVENUES...........................................     2,063,206       60,017      --          2,123,223
                                                             ------------  -----------  -----------  ------------
GROSS MARGIN...............................................       408,662      125,412      --            534,074
OPERATING EXPENSES.........................................       632,687      225,161      39,100        896,948
                                                             ------------  -----------  -----------  ------------
OPERATING LOSS.............................................      (224,025)     (99,749)    (39,100)      (362,874)
  Other income (expense), net..............................       (24,526)      (1,129)     --            (25,655)
                                                             ------------  -----------  -----------  ------------
NET LOSS...................................................  $   (248,551) $  (100,878) $  (39,100 ) $   (388,529)
                                                             ------------  -----------  -----------  ------------
                                                             ------------  -----------  -----------  ------------
LOSS PER SHARE.............................................  $       (.16)                           $       (.17)
                                                             ------------                            ------------
                                                             ------------                            ------------
WEIGHTED AVERAGE SHARES (E)................................     1,532,385                  798,679      2,331,064
                                                             ------------               -----------  ------------
                                                             ------------               -----------  ------------


     See Accompanying Notes to Combining, Condensed Financial Information.

                 NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.) AND
                            INTERACTIVE PLANET, INC.
                  COMBINING, CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)


                                                                        INTERACTIVE                    PRO FORMA
                                                            NAVIDEC,      PLANET,       PRO FORMA        BEFORE
                                                              INC.         INC.        ADJUSTMENTS      OFFERING
                                                          ------------  -----------  ---------------  ------------
NET REVENUES............................................  $  4,120,743   $ 167,574   $     --         $  4,288,317
COST OF REVENUES........................................     3,339,891      36,252         --            3,376,143
                                                          ------------  -----------  ---------------  ------------
GROSS MARGIN............................................       780,852     131,322         --              912,174
OPERATING EXPENSES......................................       784,150     131,739        78,200 (D)       994,089
                                                          ------------  -----------  ---------------  ------------
OPERATING LOSS..........................................        (3,298)       (417)       (78,200)         (81,915)
  Other income (expense), net...........................       (20,004)     --            --               (20,004)
                                                          ------------  -----------  ---------------  ------------
NET LOSS................................................  $    (23,302) $     (417 ) $    (78,200   ) $   (101,919)
                                                          ------------  -----------  ---------------  ------------
                                                          ------------  -----------  ---------------  ------------
LOSS PER SHARE..........................................  $       (.02)                               $       (.04)
                                                          ------------                                ------------
                                                          ------------                                ------------
WEIGHTED AVERAGE SHARES (E).............................     1,532,385                    798,679(A)     2,331,064
                                                          ------------               ---------------  ------------
                                                          ------------               ---------------  ------------


     See Accompanying Notes to Combining, Condensed Financial Information.

                 NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.) AND
                            INTERACTIVE PLANET, INC.
              NOTES TO COMBINING, CONDENSED FINANCIAL INFORMATION


(A) To reflect the acquisition of the IPI in a purchase transaction where NAVIDEC, Inc. acquired 100% of the stock of IPI for 798,679 shares of common stock of Navidec and a note payable of $75,000. The acquisition was valued at $291,000, resulting in goodwill of approximately $391,000 which will be amortized over 5 years.



(B) To reflect the bridge financing debt of $1,437,500 completed in October 1996 and then to reflect the conversion of the notes into 410,727 shares of common stock as contemplated in the proposed public offering.



(C) To reflect the sale of 790,000 shares of common stock and 1,000,000 warrants at $6.90 and $.10, respectively, net of offering costs of $1,005,100, as contemplated in the proposed public offering and the use of proceeds to repay $150,000 in notes payable to related parties. Related past interest expense on the $150,000 has not been a significant amount in the net loss per share amount (if outstanding shares were adjusted to reflect such net proceeds used to repay the debt).


(D) To reflect amortization of goodwill resulting from the value assigned in purchase price allocation.

(E) Options and shares from the conversion of the bridge financing debt were considered in the calculation of weighted average shares under the treasury stock method based on the proposed public offering price.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
NAVIDEC, Inc.
Englewood, Colorado

    We have audited the accompanying balance sheet of the Company as of December 31, 1995, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.


                                          HEIN + ASSOCIATES LLP


Denver, Colorado
October 4, 1996

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)
                                 BALANCE SHEETS
                                     ASSETS


                                                                                                     DECEMBER 31,
                                                                                                         1995
                                                                                         JUNE 30,    ------------
                                                                                           1996
                                                                                        -----------
                                                                                        (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents...........................................................   $  53,396    $      106
  Trade accounts receivable, net of $9,000 and $18,250 allowance for doubtful
    accounts..........................................................................      84,357       668,312
  Inventories.........................................................................     325,043       203,753
  Prepaid expenses and other current assets...........................................      78,502        10,252
                                                                                        -----------  ------------
    Total current assets..............................................................     541,298       882,423
PROPERTY AND EQUIPMENT, net...........................................................     142,869        37,715
                                                                                        -----------  ------------
TOTAL ASSETS..........................................................................   $ 684,167    $  920,138
                                                                                        -----------  ------------
                                                                                        -----------  ------------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Notes payable:
    Related party.....................................................................   $ 100,491    $  103,199
    Other.............................................................................      --           386,801
  Accounts payable....................................................................     812,682       423,366
  Other accrued liabilities...........................................................      45,569        61,480
                                                                                        -----------  ------------
    Total current liabilities.........................................................     958,742       974,846
                                                                                        -----------  ------------
COMMITMENTS AND CONTINGENCIES (NOTES 6 AND 8)
STOCKHOLDERS' DEFICIT:
  Common stock, no par value; 20,000,000 shares authorized; 255,102 and 1,202,021 shares issued and outstanding as of December 31, 1995 and June 30, 1996,
    respectively......................................................................      91,399        62,714
  Accumulated deficit.................................................................    (365,974)     (117,422)
                                                                                        -----------  ------------
    Total stockholders' deficit.......................................................    (274,575)      (54,708)
                                                                                        -----------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT...........................................   $ 684,167    $  920,138
                                                                                        -----------  ------------
                                                                                        -----------  ------------


             See accompanying notes to these financial statements.

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)
                            STATEMENTS OF OPERATIONS


                                                               FOR THE SIX MONTHS         FOR THE YEARS ENDED
                                                                 ENDED JUNE 30,               DECEMBER 31,
                                                           --------------------------  --------------------------
                                                               1996          1995          1995          1994
                                                           ------------  ------------  ------------  ------------
                                                                  (UNAUDITED)
NET SALES................................................  $  2,471,868  $  2,081,456  $  4,120,743  $  1,830,734
  Cost of Sales..........................................     2,063,206     1,691,752     3,339,891     1,370,874
                                                           ------------  ------------  ------------  ------------
GROSS MARGIN.............................................       408,662       389,704       780,852       459,860
  Operating expense......................................       632,687       315,294       784,150       497,284
                                                           ------------  ------------  ------------  ------------
OPERATING INCOME (LOSS)..................................      (224,025)       74,410        (3,298)      (37,424)
OTHER INCOME (EXPENSE):
  Interest expense, net..................................       (21,567)      (14,670)      (29,739)      (17,867)
  Other..................................................        (2,959)      --              9,735        32,416
                                                           ------------  ------------  ------------  ------------
  Other, Net.............................................       (24,526)      (14,670)      (20,004)       14,549
                                                           ------------  ------------  ------------  ------------
NET INCOME (LOSS)........................................  $   (248,551) $     59,740  $    (23,302) $    (22,875)
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
PRO FORMA NET INCOME (LOSS) PER SHARE....................  $      (0.16)               $      (0.02)
                                                           ------------                ------------
                                                           ------------                ------------
PRO FORMA COMMON SHARES AND EQUIVALENTS OUTSTANDING......     1,532,385                   1,532,385
                                                           ------------                ------------
                                                           ------------                ------------


             See accompanying notes to these financial statements.

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
               FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                                                                     COMMON STOCK
                                                                 ---------------------  ACCUMULATED
                                                                   SHARES     AMOUNT      DEFICIT        TOTAL
                                                                 ----------  ---------  ------------  -----------
BALANCES, January 1, 1994......................................     255,102  $  52,714   $  (71,246)  $   (18,532)
  Options issued to officer for compensation...................      --         10,000       --            10,000
  Net loss.....................................................      --         --          (22,875)      (22,875)
                                                                 ----------  ---------  ------------  -----------
BALANCES, December 31, 1994....................................     255,102     62,714      (94,121)      (31,407)
  Net loss.....................................................      --         --          (23,302)      (23,302)
                                                                 ----------  ---------  ------------  -----------
BALANCES, December 31, 1995....................................     255,102     62,714     (117,423)      (54,709)
  Exercise of stock options (unaudited)........................     946,919      1,745       --             1,745
  Compensation recognized related to transfers of common stock
    to employees (unaudited)...................................      --         26,940       --            26,940
  Net loss (unaudited).........................................      --         --         (248,551)     (248,551)
                                                                 ----------  ---------  ------------  -----------
BALANCES, June 30, 1996 (unaudited)............................   1,202,021  $  91,399   $ (365,974)  $  (274,575)
                                                                 ----------  ---------  ------------  -----------
                                                                 ----------  ---------  ------------  -----------

             See accompanying notes to these financial statements.

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)
                            STATEMENTS OF CASH FLOWS

                                                                 FOR THE SIX MONTHS        FOR THE YEARS ENDED
                                                                   ENDED JUNE 30,              DECEMBER 31,
                                                             --------------------------  ------------------------
                                                                 1996          1995         1995         1994
                                                             -------------  -----------  -----------  -----------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................................  $    (248,551) $    59,740  $   (23,302) $   (22,875)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization..........................         36,498        8,701       33,595        6,087
    Stock based compensation...............................         26,940      --           --            10,000
    Changes in operating assets and liabilities:
      (Increase) decrease in:
        Accounts receivable................................        115,449     (215,692)    (352,390)    (140,773)
        Inventories........................................       (121,290)     (10,758)     (52,889)     (62,969)
        Other assets.......................................        (68,250)     (16,066)      13,216       (8,790)
      Increase (decrease) in:
        Accounts payable and accrued liabilities...........        389,315      206,878      244,771       37,964
        Other liabilities..................................        (15,912)      (4,539)      32,048       27,425
                                                             -------------  -----------  -----------  -----------
  Net cash provided by (used in) operating activities......        114,199       28,264     (104,951)    (153,931)
CASH FLOWS FROM INVESTING ACTIVITIES -- Capital
 expenditures for property and equipment...................       (141,651)     (26,148)     (34,210)     (33,006)
                                                             -------------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITY:
  Proceeds from issuance of common stock...................          1,745      --           --           --
  Proceeds from issuance of notes payable..................      1,932,419      510,568      790,215      488,885
  Proceeds from sale of accounts receivable................        468,506      --           --           --
  Payment on notes payable.................................     (2,321,928)    (516,149)    (659,004)    (330,203)
                                                             -------------  -----------  -----------  -----------
    Net cash provided by (used in) financing activities....         80,742       (5,581)     131,211      158,682
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...........         53,290       (3,465)      (7,950)     (28,255)
CASH AND CASH EQUIVALENTS, beginning of period.............            106        8,056        8,056       36,311
                                                             -------------  -----------  -----------  -----------
CASH AND CASH EQUIVALENTS, end of period...................  $      53,396  $     4,591  $       106  $     8,056
                                                             -------------  -----------  -----------  -----------
                                                             -------------  -----------  -----------  -----------
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION -- Cash
 payments for interest.....................................  $      21,567  $    14,670  $    29,739  $    17,867
                                                             -------------  -----------  -----------  -----------
                                                             -------------  -----------  -----------  -----------

             See accompanying notes to these financial statements.

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                         NOTES TO FINANCIAL STATEMENTS

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:


    ORGANIZATION AND NATURE OF OPERATIONS--The Company was incorporated in the State of Colorado in 1993. The Company's products and services currently center around computer and related equipment and Internet hardware. Effective July 1, 1996, the Company acquired IPI in a purchase transaction, where the Company acquired 100% of the stock of IPI for 798,679 shares of common stock of the Company and a $75,000 note payable. IPI develops, markets, and supports World Wide Web (Web) sites, on the Internet or Intranets. IPI designs and implements Web sites ranging from basic inquiry-only sites to complex, interactive sites capable of providing on-line commerce, database integration and manipulation, sophisticated graphics, animation, and other multi-media content. IPI also serves as a value-added reseller of software capable of allowing the Internet or Intranet user to use self-service applications such as the on-line purchase of products or services, product warranty and support, employee benefit enrollments and other applications. The Company and IPI historically has sold approximately 40% of their products and services in the State of Colorado, with remaining revenue derived from sales throughout the United States.


    INVENTORIES--Inventories are stated at the lower of cost or market, determined by the first-in, first-out method and consist primarily of products held for resale.

    PROPERTY AND EQUIPMENT--Property and equipment is stated at cost. Depreciation is computed over the estimated useful lives of the assets using the 200% declining balance method generally over a three to seven year period. Leasehold improvements are amortized on the straight-line method over the lesser of the lease term or the useful life. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is reflected in the statements of operations.


    FAIR VALUE OF FINANCIAL INSTRUMENTS--The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of cash, trade accounts receivable, notes payable--other, accounts payable, and accrued liabilities approximate fair value. The carrying amount of notes payable--stockholder which has an interest rate of 5% is considered to be at a below market rate, however, based on the short-term nature of the note, the fair value is not materially different from the stated value.


    CASH EQUIVALENTS--For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.


    PRO FORMA INCOME (LOSS) PER SHARE--Loss per share is generally computed based on the weighted average number of shares outstanding. However, for the periods presented, common and common equivalent shares, including the options and convertible notes discussed in Note 8, issued prior to the filing of the Company's registration statement, at prices below the $6.90 per share (estimated) minimum price (which is anticipated for the Company's proposed public offering) have been included in the weighted average calculation, as if they were outstanding for the year ended December 31, 1995 and the six months ended June 30, 1996 (using the treasury stock method and the anticipated public offering price).


    INCOME TAXES--No provision has been made for income taxes since the Company has elected to be taxed as an "S Corporation" as defined by the Internal Revenue Code. The Company's stockholders will report the Company's taxable income or loss on their individual income tax returns. Pro forma income tax

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) expense for the six months ended June 30, 1996 is not presented due to anticipated losses for the year and a valuation allowance for the loss carryovers which would have been recorded under FASB 109 after the Company's proposed public offering and the termination of the "S" corporate election.

    Subsequent to June 30, 1996, the Company converted to a "C Corporation" and adopted Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined, based on the difference between the financial statements and tax bases of asset and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    USE OF ESTIMATES--The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

    IMPAIRMENT OF LONG-LIVED ASSETS--Effective January 1, 1996, the Company adopted Financial Accounting Standards Board Statement 121 (FAS 121). In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required. Adoption of FAS 121 had no effect on the unaudited June 30, 1996 financial statements.

    STOCK-BASED COMPENSATION--In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS 123). The new statement was effective for the Company January 1, 1996. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company has elected not to adopt the fair value accounting prescribed by FAS 123 for employees, and will be subject only to the disclosure requirements prescribed by FAS 123.

    UNAUDITED INFORMATION--The balance sheet as of June 30, 1996 and the statements of operations for the six-month period ended June 30, 1996 and 1995 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal accruals), which are necessary to properly reflect the financial position of the Company as of June 30, 1996 and the results of operations for the six months ended June 30, 1996 and 1995. The results of operations for the interim periods presented are not necessarily indicative of those expected for the year.

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)

2. LIQUIDITY AND CONTINUED OPERATIONS:

    The Company has incurred net losses for the past two years and has had negative cash flows from operations. As described in Note 8, management has taken the following actions to improve the Company's cash flow and operating results.


    - Subsequent to June 30, 1996, the Company completed a private offering for the sale of $1,437,500 of unsecured subordinated convertible promissory notes and intends to complete a public offering to provide gross proceeds of approximately $5,551,000.


    - Effective July 11, 1996, the Company acquired IPI. Even though IPI has had insignificant revenues, management believes that the merger will enhance the operating results of the combined entity.

    Management believes that the actions taken will provide the Company with sufficient working capital to provide adequate funding to meet the Company's future operating needs to enable it to continue as a going concern for at least the next twelve months. The Company is also aggressively working to increase revenues and improve operating results to ultimately achieve profitability, although no assurances can be given the Company will be successful.

3. DEPENDENCE ON SUPPLIERS:

    The Company is dependent on seven key suppliers. The Company has contracts with these suppliers, however, they are not exclusive and can be terminated at any time. Management believes that while the Company may suffer a short-term adverse impact, it would be able to replace anyone of these suppliers.

4. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                                 DECEMBER 31,
                                                                                     1995
                                                                     JUNE 30,    ------------
                                                                       1996
                                                                    -----------
                                                                    (UNAUDITED)
Furniture, fixtures and equipment.................................  $   210,258   $   82,924
Leasehold improvements............................................       15,938        1,620
                                                                    -----------  ------------
                                                                        226,196       84,544
Less accumulated depreciation.....................................      (83,327)     (46,829)
                                                                    -----------  ------------
                                                                    $   142,869   $   37,715
                                                                    -----------  ------------
                                                                    -----------  ------------

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)

5. NOTES PAYABLE:

    Notes payable consist of the following:


                                                                                 DECEMBER 31,
                                                                                     1995
                                                                     JUNE 30,    ------------
                                                                       1996
                                                                    -----------
                                                                    (UNAUDITED)
Related Parties
  Note payable to a shareholder, principal and interest at 5% per annum are due as determined by the Company's shareholders. The
    Company intends to pay this note from the proceeds of its
    initial public offering (see Note 8).                           $   100,491   $  103,199
                                                                    -----------  ------------
                                                                    -----------  ------------
Other
  Note payable to a bank, interest at prime plus 1.5% (10.5% at
    December 31, 1995) and principal payments of $3,333 payable monthly, with remaining principal paid upon maturity in June
    1996, collateralized by accounts receivable, inventory,
    furniture, fixtures, equipment and a shareholder's home,
    guaranteed by two shareholders of the Company.                  $   --        $  200,000
  Revolving line-of-credit with bank maximum borrowings of
    $200,000; interest of prime plus 1.5% (10.5% at December 31,
    1995); collateralized by accounts receivable, inventory,
    furniture, fixtures, equipment and a shareholder's home,
    guaranteed by two shareholders of the Company. The revolving line-of-credit agreement required compliance with certain
    covenants and expired in June 1996.                                 --           186,801
                                                                    -----------  ------------
                                                                    $   --        $  386,801
                                                                    -----------  ------------
                                                                    -----------  ------------



6. COMMITMENTS:


    LEASE COMMITMENTS--The Company leases two offices under operating leases for terms expiring in 1996 and 2001. Subsequent to June 30, 1996, the Company terminated one of its leases effective December 1996. A termination fee of $10,000 is due on December 31, 1996. The Company moved its

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


6. COMMITMENTS: (CONTINUED)

offices and entered into a new lease. The lease calls for monthly payments of $4,584. These lease payments are included in the schedule below. The aggregate minimum annual lease payments are as follows:

                                                                                    OPERATING
                                                                                      LEASES
                                                                                    ----------
Year ending December 31:
1996..............................................................................  $   51,496
1997..............................................................................      55,012
1998..............................................................................      55,012
1999..............................................................................      55,626
2000..............................................................................      55,626
Thereafter........................................................................      35,287
                                                                                    ----------
Total minimum lease payments......................................................  $  308,059
                                                                                    ----------
                                                                                    ----------


    FACTORING ARRANGEMENT--In 1996, the Company entered into an agreement with a bank to sell, with full recourse, existing and future accounts receivable to a maximum of $750,000 at a 2.55% discount. The Company must maintain a cash reserve account with the bank of up to 20% of the face amount of receivables sold to the bank. The Company's recourse obligation is secured by all of the Company's assets and is guaranteed by two of the Company's shareholders. As of June 30, 1996, the face amount of receivables sold was $468,506.



7. STOCKHOLDERS' EQUITY:



    During 1996, the Company declared a 510.2041 to 1 stock split. The Company also declared a 1 for 2 reverse stock split to be effective on the date of the filing of an initial public offering (Note 8). Accordingly, all common stock reflected in the financial statements and accompanying notes reflect the effect of the split and reverse split.


    During 1994 and 1993, the Company issued stock options to an officer and shareholder to purchase 946,919 shares of common stock at an exercise price of $1,745, which resulted in compensation expense being recognized of $10,000 and $29,000, respectively, related to the issuance of such options. During June 1996, these options were exercised.

    In June 1996, an officer and a shareholder transferred 98,500 shares of common stock to employees at no cost. The Company recognized $26,940 in compensation expense related to this transfer.


8. SUBSEQUENT EVENTS:



    PRIVATE OFFERING OF UNSECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTES--The Company is offering for sale a minimum of $500,000 and a maximum of $1,500,000 of unsecured subordinated convertible promissory notes. Each $50,000 in principal is convertible into 14,285.50 shares of common stock and 14,285.50 warrants upon consummation of the initial public offering. The warrants will be identical to the warrants offered in the initial public offering. Interest at 10% per annum is due on the earlier of December 30, 1997 or the consummation of the public offering. In the event that the Company has not consummated the initial public offering prior to December 30, 1997 and the Company defaults in the

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


8. SUBSEQUENT EVENTS: (CONTINUED)

repayment of the notes, the Company will issue 12,500 units for every $50,000 in principal. The warrants in such case will be exercisable within five years from the closing date of the offering of these notes at $3.64 per share. In addition, principal and interest at the lesser of prime rate plus 8% or the maximum rate permitted by law will become immediately payable. The notes are subordinated to all other indebtedness of the Company.

    The Company will issue warrants to the placement agent entitling it to purchase 25,000 shares of common stock at an exercise price of $7.28 per share.


    Subsequent to June 30, 1996, the Company accepted $1,437,500 in subscriptions for these notes.



    LETTER OF INTENT FOR A PUBLIC OFFERING--On July 1, 1996, the Company signed a letter of intent with an underwriter which has subsequently been amended, to provide for a public offering consisting of 1,000,000 shares of common stock and 1,000,000 warrants, to provide gross proceeds to the Company of approximately $5,551,000. Included in the 1,000,000 shares are 210,000 shares of common stock offered by the holders of the unsecured subordinated convertible promissory notes. The Company anticipates that the offering price will be $6.90 for the shares of common stock and $.10 for the warrants. Each warrant will allow the holder to purchase one share of common stock at an exercise price of 120% of the offering price for a period of five years after the date of the offering. The warrants are redeemable by the Company at $.05 per warrant upon 30 days notice if the market price of the common stock for 20 consecutive trading days within the 30 day period preceding the date the notice is given equals or exceeds 140% of the public offering price. The underwriter has a 60 day option (over-allotment option) to purchase up to 150,000 shares of common stock and 150,000 warrants at the offering price. The Company will also sell to the underwriter at the close of the public offering underwriters warrants, at a price of $0.001 per warrant, to purchase 100,000 shares of common stock and 100,000 warrants exclusive of the over-allotment. The underwriters warrants will be exercisable for 4 years beginning one year after the effective date of the registration statement at 120% of the offering price. The letter of intent is subject to change and cancellation by either party.



    EMPLOYMENT AGREEMENTS--In July, 1996, the Company entered into employment agreements with two shareholders. The agreements provide for payments totaling $165,000 per year through June 30, 1998 and include covenants not to compete during the term of employment and for one year thereafter.


    The Company has entered into an employment agreement with an employee which commences upon the completion of the private placement offering and ends six months thereafter unless extended for an additional 24 months from the date of completion of an initial public offering by the Company. The agreement provides for payments of $5,400 per month plus options to purchase 250,000 shares of the Company's common stock at $3.50 per share. The options are exercisable after 30 months and must be exercised within 60 months from the date of the agreement. The agreement also contains a covenant not to compete during the term of the employee's employment and for one year thereafter.

    NOTES PAYABLE TO SHAREHOLDERS--Subsequent to June 30, 1996, the Company obtained loans in the amount of $75,000 and $100,000 from shareholders. The loans are unsecured and are subordinated to all other indebtedness of the Company. The loans bear interest at zero and 9.75% per annum, respectively, and are due on December 31, 1996 and July 1, 1997.

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


8. SUBSEQUENT EVENTS: (CONTINUED)

    PRO FORMA INFORMATION--As discussed in Note 1, effective July 1, 1996, the Company acquired IPI in a purchase transaction. The unaudited following information presents the effect of the merger as if it occurred on January 1, 1995.


                                                            FOR THE SIX      FOR THE
                                                            MONTHS ENDED    YEAR ENDED
                                                              JUNE 30,     DECEMBER 31,
                                                                1996           1995
                                                           --------------  ------------
Revenue..................................................   $  2,657,297    $4,288,317
                                                           --------------  ------------
                                                           --------------  ------------
Net loss.................................................   $   (388,529)   $ (101,919)
                                                           --------------  ------------
                                                           --------------  ------------
Loss per share...........................................   $       (.17)   $     (.04)
                                                           --------------  ------------
                                                           --------------  ------------
Common share and equivalents outstanding.................      2,331,064     2,331,064
                                                           --------------  ------------
                                                           --------------  ------------


    The above pro forma information is not necessarily indicative of the financial results which would have occurred if such acquisition had taken place at the earlier date, nor of future operating results.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Interactive Planet, Inc.
Denver, Colorado

    We have audited the accompanying balance sheet of Interactive Planet, Inc.
(IPI) as of December 31, 1995, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from May 15, 1995 (inception date) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IPI as of December 31, 1994, and the results of its operations and its cash flows for the period from May 15, 1995 (inception date) to December 31, 1995, in conformity with generally accepted accounting principles.


                                             HEIN + ASSOCIATES LLP


Denver, Colorado
October 4, 1996

                            INTERACTIVE PLANET, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                                 DECEMBER 31,
                                                                                     1995
                                                                     JUNE 30,    ------------
                                                                       1996
                                                                    -----------
                                                                    (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.......................................   $   4,987    $    4,429
  Trade accounts receivable, net of $9,250 and $-0-allowance for
    doubtful accounts.............................................      19,085        11,743
  Prepaid expenses and other current assets.......................      15,000        39,536
                                                                    -----------  ------------
        Total current assets......................................      39,072        55,708
PROPERTY AND EQUIPMENT, net.......................................      26,966        34,155
                                                                    -----------  ------------
TOTAL ASSETS......................................................   $  66,038    $   89,863
                                                                    -----------  ------------
                                                                    -----------  ------------

                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Note payable--related party.....................................   $  32,500    $   --
  Accounts payable................................................       2,070        --
  Other accrued liabilities.......................................      86,653        55,919
                                                                    -----------  ------------
        Total current liabilities.................................     121,223        55,919
LONG-TERM DEBT - RELATED PARTY                                          45,110        33,361
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, no par value; 1,597,357 shares authorized;
    1,597,357 shares issued and outstanding.......................       1,000         1,000
  Accumulated deficit.............................................    (101,295)         (417)
                                                                    -----------  ------------
        Total stockholders' equity (deficit)......................    (100,295)          583
                                                                    -----------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)..............   $  66,038    $   89,863
                                                                    -----------  ------------
                                                                    -----------  ------------

             See Accompanying Notes to These Financial Statements.

                            INTERACTIVE PLANET, INC.
                            STATEMENTS OF OPERATIONS

                                                                                   FOR THE
                                                                                 PERIOD FROM
                                                                                 MAY 15, 1995
                                                                                  (INCEPTION
                                                                                   DATE) TO
                                                                                 DECEMBER 31,
                                                                                     1995
                                                                   FOR THE SIX   ------------
                                                                   MONTHS ENDED
                                                                     JUNE 30,
                                                                       1996
                                                                   ------------
                                                                   (UNAUDITED)

REVENUES.........................................................  $    185,429   $  167,574

    Cost of services.............................................        60,017       36,252
                                                                   ------------  ------------

GROSS MARGIN.....................................................       125,412      131,322

    Operating expense............................................       225,161      131,739
                                                                   ------------  ------------

OPERATING LOSS...................................................       (99,749)        (417)

    Interest expense.............................................         1,129       --
                                                                   ------------  ------------

NET LOSS.........................................................  $   (100,878)  $     (417)
                                                                   ------------  ------------
                                                                   ------------  ------------

             See Accompanying Notes to These Financial Statements.

                            INTERACTIVE PLANET, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

       FOR THE PERIOD FROM MAY 15, 1995 THROUGH JUNE 30, 1996 (UNAUDITED)

                                                 COMMON STOCK
                                             ---------------------  ACCUMULATED
                                               SHARES     AMOUNT      DEFICIT        TOTAL
                                             ----------  ---------  ------------  ------------

BALANCES, MAY 15, 1995.....................      --      $  --      $    --       $    --

    Common stock to founders for cash......   1,597,357      1,000       --              1,000

    Net loss...............................      --         --              (417)         (417)
                                             ----------  ---------  ------------  ------------

BALANCES, December 31, 1995................   1,597,357      1,000          (417)          583

    Net loss (unaudited)...................      --         --          (100,878)     (100,878)
                                             ----------  ---------  ------------  ------------

BALANCES, June 30, 1996 (Unaudited)........   1,597,357  $   1,000  $   (101,295) $   (100,295)
                                             ----------  ---------  ------------  ------------
                                             ----------  ---------  ------------  ------------

             See Accompanying Notes to These Financial Statements.

                            INTERACTIVE PLANET, INC.

                            STATEMENTS OF CASH FLOWS

                                                                              FOR THE PERIOD
                                                                             FROM MAY 15, 1995
                                                                             (INCEPTION DATE)
                                                                              TO DECEMBER 31,
                                                                                   1995
                                                               FOR THE SIX   -----------------
                                                              MONTHS ENDED
                                                              JUNE 30, 1996
                                                              -------------
                                                               (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................   $  (100,878)     $      (417)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation and amortization...........................         8,305            5,545
    Changes in operating assets and liabilities -
      (Increase) decrease in:
        Accounts receivable.................................        (7,342)         (11,743)
        Other assets........................................        24,536          (39,536)
      Increase (decrease) in:
        Accounts payable and accrued liabilities............         2,070          --
        Other liabilities...................................        30,734           55,919
                                                              -------------  -----------------
    Net cash provided by (used in) operating activities.....       (42,575)           9,768

CASH FLOWS FROM INVESTING ACTIVITIES -
  Capital expenditures for property and equipment...........         1,116           39,700
                                                              -------------  -----------------
    Net cash used in investing activities...................        (1,116)         (39,700)

CASH FLOWS FROM FINANCING ACTIVITY:
  Proceeds from issuance of common stock....................       --                 1,000
  Proceeds from issuance of notes payable...................        44,249           33,361
                                                              -------------  -----------------
    Net cash provided by financing activities...............        44,249           34,361

INCREASE IN CASH AND CASH EQUIVALENTS                                  558            4,429
CASH AND CASH EQUIVALENTS, beginning of period                       4,429          --
                                                              -------------  -----------------
CASH AND CASH EQUIVALENTS, end of period                       $     4,987      $     4,429
                                                              -------------  -----------------
                                                              -------------  -----------------

             See Accompanying Notes to these Financial Statements.

                            INTERACTIVE PLANET, INC.

                         NOTES TO FINANCIAL STATEMENTS

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION--IPI was incorporated in the State of Colorado in 1995. The Company develops, markets, and supports World Wide Web (Web) sites, on the Internet or Intranets. The Company designs and implements Web sites ranging from basic inquiry-only sites to complex, interactive sites capable of providing on-line commerce, database integration and manipulation, sophisticated graphics, animation, and other multi-media content. The Company plans to utilize leading edge software in its Web site development.

    PROPERTY AND EQUIPMENT--Property and equipment is stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method generally over a 2 to 3-year period. Leasehold improvements are amortized on the straight-line method over the lesser of the lease term or the useful life. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is reflected in the statements of operations.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of cash, trade receivables, notes payable, accounts payable, and accrued liabilities approximates fair value.

    CASH EQUIVALENTS--For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

    INCOME TAXES--The Company accounts for income taxes under SFAS No. 109 which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined, based on the difference between the financial statements and tax bases of asset and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    USE OF ESTIMATES--The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

    IMPAIRMENT OF LONG-LIVED ASSETS--Effective January 1, 1996, the Company adopted Financial Accounting Standards Board Statement 121 (FAS 121). In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required. Adoption of FAS 121 had no effect on the unaudited June 30, 1996 financial statements.

    STOCK BASED COMPENSATION--In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS 123). The new statement is effective for fiscal years beginning after December 15, 1995. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose

                            INTERACTIVE PLANET, INC.

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company has elected not to adopt the fair value accounting prescribed by FAS 123 for employees, and will be subject only to the disclosure requirements prescribed by FAS 123.


    UNAUDITED INFORMATION--The balance sheet as of June 30, 1996 and the statements of operations for the six-month period ended June 30, 1996 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal accruals), which are necessary to properly reflect the financial position of the Company as of June 30, 1996 and the results of operations for the six months ended June 30, 1996. The results of operations for the interim period presented is not necessarily indicative of those expected for the year.


    The Company had no operations from May 15, 1995 (inception date) to June 30, 1995, and as such, no comparative interim financial statements have been presented for this period.

2. CONTINUED OPERATIONS:


    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets, including liquidation of liabilities in the normal course of business. The Company has incurred substantial debt and recurring losses. As of December 31, 1995, the Company had a working capital deficiency of $211,000 and total stockholders' equity of $583. As discussed in Note 7, subsequent to June 30, 1996, the Company merged with NAVIDEC, Inc. NAVIDEC, Inc., which has also incurred losses, has completed a private placement of debt which management believes should provide adequate funding to enable the combined entity to continue operations for at least the next twelve months. In addition, management is aggressively pursuing an increase in revenues, which ultimately, the Company believes, will result in profitable operations.


3. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                                 DECEMBER 31,
                                                                                     1995
                                                                     JUNE 30,    ------------
                                                                       1996
                                                                    -----------
                                                                    (UNAUDITED)
Computer equipment................................................   $  22,578    $   21,450
Software..........................................................      18,250        18,250
                                                                    -----------  ------------
Less accumulated depreciation.....................................     (13,862)       (5,545)
                                                                    -----------  ------------
                                                                     $  26,966    $   34,155
                                                                    -----------  ------------
                                                                    -----------  ------------

                            INTERACTIVE PLANET, INC.

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)

4. NOTES PAYABLE AND LONG-TERM DEBT - RELATED PARTY:

                                                                                 DECEMBER 31,
                                                                                     1995
                                                                     JUNE 30,    ------------
                                                                       1996
                                                                    -----------
                                                                    (UNAUDITED)
Note payable to a stockholder due on demand, non-interest bearing.   $  32,500    $   --
                                                                    -----------  ------------
                                                                    -----------  ------------
Note payable to a stockholder, principal along with interest at
 10% per annum due on December 31, 1997.                             $  45,110    $   33,361
                                                                    -----------  ------------
                                                                    -----------  ------------

5. STOCKHOLDERS' EQUITY (DEFICIT):

    During 1996, the Company declared a 15.97357 for 1 stock split. Accordingly, all common stock reflected in the financial statements and accompanying notes reflect the effect of the split.

6. INCOME TAXES:

    The components of the net deferred tax asset recognized as of December 31, 1995 is as follows:

Long-term deferred tax assets
 (liabilities):
    Net operating loss
      carryforwards..................                $  13,726
    Valuation allowance..............                  (13,726)
                                                      --------
    Net long-term deferred tax
      asset..........................                $  --
                                                      --------
                                                      --------


    At December 31, 1995, the Company had net operating loss carryforwards for Federal tax purposes of approximately $13,726. The loss carryforwards, unless utilized, will expire in 2010.



    The Company's ability to use its net operating loss (NOL) carryforwards to offset future income is subject to restrictions attributable to equity transactions that result in change in ownership as defined by the Internal Revenue Code. As a result of a merger subsequent to June 30, 1996 (see Note 8), these restrictions will limit, on an annual basis, the Company's future use of its NOL loss carryforwards.


7. MAJOR CUSTOMERS:

    For the period from May 15, 1995 (inception date) to December 31, 1995, the Company had sales to three customers representing 23%, 20%, and 12% of total sales, respectively. As of December 31, 1995, the Company's accounts receivable was from four customers. These receivables were collected in full subsequent to the period end.

8. SUBSEQUENT EVENTS:


    Effective on July 1, 1996, the Company entered into an agreement and plan of merger with Navidec, Inc. Each of the issued and outstanding shares of the Company's stock was exchanged for a share of Navidec, Inc.'s common stock and Navidec, Inc. gave a $75,000 note to one of the shareholders. Subsequent to June 30, 1996, the Company completed an offering for $1,437,500 of unsecured subordinated convertible promissory note. Additionally, the Company signed a letter of intent with an underwriter for a proposed public offering.

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    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATION NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES BY ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    4
The Company...............................................................    4
Risk Factors..............................................................    7
Use of Proceeds...........................................................   14
Dividend Policy...........................................................   15
Dilution..................................................................   15
Capitalization............................................................   17
Selected Financial Data...................................................   18
Management's Discussion & Analysis of Financial Condition and Results of
  Operations..............................................................   19
Business..................................................................   23
Management................................................................   33
Principal Stockholders....................................................   37
Bridge Financing Private Placement........................................   37
Bridge Financing Selling Stockholders.....................................   38
Additional Registered Securities..........................................   40
Certain Transactions......................................................   41
Description of Securities.................................................   42
Shares Eligible for Future Sale...........................................   44
Underwriting..............................................................   45
Experts...................................................................   49
Legal Matters.............................................................   49
Additional Information....................................................   49
Index to Financial Statements.............................................  F-1


                            ------------------------

    UNTIL            , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            1,000,000 COMMON SHARES
                                      AND
                               1,000,000 WARRANTS

                                 NAVIDEC, INC.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                       JOSEPH CHARLES & ASSOCIATES, INC.

                                          , 1996

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                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Articles of Incorporation eliminate the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Colorado law. The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its officers and directors to the extent permitted by Colorado law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Colorado Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

    Reference is hereby made to the caption "Management--Limitation of Liability and Indemnification" in the Prospectus which is a part of this Registration Statement for a description of indemnification arrangements between the Company and its directors.

    The form of Underwriting Agreement, including as Exhibit 1.1, provides for indemnification of the Company and certain controlling persons under certain circumstances, including liabilities under the Securities Act of 1933, as amended ("Securities Act"). Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions of the Underwriting Agreement, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses of the distribution, all of which are to be borne by the Company, are as follows:

SEC Registration Fee..............................................  $   8,332
NASD Fee..........................................................  $   2,416
NASDAQ Fees.......................................................  $  10,000
Blue Sky Fees and Expenses........................................  $   4,000*
Transfer Agent Fees...............................................  $   5,000*
Accounting Fees and Expenses......................................  $  55,000*
Legal Fees and Expenses...........................................  $  80,000*
Representative's Non-Accountable Expense Allowance................  $ 210,000*
Printing and Engraving Expenses...................................  $  60,000*
Miscellaneous Fees and Expenses...................................  $  15,252*
                                                                    ---------
    Total.........................................................  $ 450,000
                                                                    ---------
                                                                    ---------

------------------------

* All amounts are estimates

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

    In August 1996, the Company issued to John McKowen, an employee of the Company, options to purchase 250,000 shares of Common Stock at an exercise price of $3.50 per share in connection with an Employment Agreement between the Company and Mr. McKowen. Such options are exercisable after February 1, 1999 and expire August 1, 2001.

    In July 1996, the Company issued an aggregate of 798,679 shares of Common Stock to the existing shareholders of Interactive Planet, Inc. ("IPI") in exchange for all of this issued and outstanding shares of IPI in connection with the merger of IPI with and into the Company.


    From August through October 18, 1996, the Company consummated the sale of an aggregate of $1,437,500 principal amount of 10% Unsecured Subordinated Convertible Promissory Notes, due December 31, 1997, in a private placement to investors. The Notes are automatically converted into an aggregate of 410,727 shares of Common Stock and 410,727 five-year redeemable Common Stock purchase warrants of the Company upon the consummation of the initial public offering, at which time the Notes will no longer be outstanding. Joseph Charles & Associates, Inc., received $143,750 in commissions and $35,938 in expenses as placement agent in such private placement. Joseph Charles & Associates also received five-year warrants for the purchase of 25,000 shares at an exercise price of $3.64 per share. These warrants will be rescinded by Joseph Charles & Associates upon consummation of this offering.


    In June 1996, Ralph Armijo exercised options to purchase 946,919 shares of Common Stock for an aggregate exercise price of $1,745. These options were granted during 1993 and 1994 in lieu of salary.

    Each of the foregoing transactions was exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and, with respect to the Notes sold in September, 1996, Regulation D under the Securities Act, for transactions not involving a public offering. With respect to each transaction, no person acting on the Company's behalf offered or sold the securities by means of any form of general solicitation or general advertising.

ITEM 27.  EXHIBITS


      1.1  Form of Underwriting Agreement

      1.2  Form of Selected Dealers Agreement

     *1.3  Warrant Exercise Fee Agreement

      3.1  Amended and Restated Articles of Incorporation of ACI Systems, Inc.

      3.2  Amended and Restated Bylaws of ACI Systems, Inc.

      3.3  Articles of Merger and Agreement and Plan of Merger Between ACI Systems, Inc. and
           Interactive Planet, Inc.

    **4.1  Form of Certificate for Common Stock of NAVIDEC, Inc.

      4.2  Form of Warrant

      4.3  Form of Warrant Agreement

      4.4  Form of Representative's Option Agreement

      4.5  Form of Private Placement Financing Converted Units Registration Rights Agreement

      4.6  Form of 10% Unsecured Subordinated Convertible Promissory Note

     *4.7  Form of Placement Agent's Warrant Registration Rights Agreement

      4.8  Form of Placement Agent's Warrant for the Purchase of Shares of Common Stock and
           Warrants

      5.1  Opinion, with Consent, of Cohen Brame & Smith Professional Corporation

     10.1  Form of "Lock Up" Letter to be entered into by the Company's officers, directors and shareholders

     10.2  Form of Shareholders' Agreement dated July 12, 1996, among NAVIDEC, Inc. and its shareholders on such date.

     10.3  Form of Confidentiality and Non-Disclosure Agreement between the Company and its significant employees

     10.4  Employment Agreement dated July 3, 1996 between NAVIDEC, Inc. and Ralph Armijo

     10.5  Employment Agreement between NAVIDEC, Inc. and John R. McKowen

     10.6  Lease Agreement dated February 23, 1996 for the premises located at 14 Inverness
           Dr., Building F, Suite 116, Englewood, Colorado 80112

     10.7  Lease Agreement dated October 27, 1993 for the premises located at 7002 S. Revere
           Parkway, Suite 40, Englewood, Colorado 80112 [NEED]

     10.8  Promissory Note as of October 1, 1993, in the principal amount of $119,199, from ACI
           Systems, Inc. payable to Arthur Armijo

     10.9  Promissory Note as of March 31, 1996, in the principal amount of $45,110 from
           Interactive Planet, Inc. payable to Patrick Mawhinney

    10.10  Promissory Note as of July 9, 1996, in the principal amount of $75,000 from NAVIDEC,
           Inc. payable to Cynthia Simmons

    10.11  Business/Manager Agreement and Commercial Security Agreement, each dated February
           27, 1996, between NAVIDEC, INC. and Colorado State Bank of Denver

    10.12  Form of Commercial Guarantee of Ralph Armijo and Arthur Armijo in favor of Colorado
           State Bank of Denver in connection with the February 27, 1996 Promissory Note

    10.13  Form of Commercial Continuing Guarantee of Ralph Armijo and Arthur Armijo dated
           November 17, 1993 in favor of Vectra Bank in connection with line of credit terminated in February 1996

    10.14  Promissory Note as of August 6, 1996, in the principal amount of $70,000 from
           NAVIDEC, INC. payable to Ralph Armijo

    10.15  Promissory Note as of July 26, 1996 in the principal amount of $30,000 from NAVIDEC,
           INC. payable to Patrick Mawhinney

    10.16  Promissory Note as of July 25, 1996, in the principal amount of $182,500 from
           NAVIDEC, INC. payable to Littleton Land Company

    10.17  Netscape Commercial Applications Partner Program (NCAPP) Guidelines

    10.18  Form of Agreement Not to Sell with Bridge Financing Selling Stockholders

     21.1  Subsidiaries of the Registrant

    *23.1  Consent of Hein + Associates LLP

     23.2  Consent of Cohen Brame & Smith Professional Corporation (included in Exhibit 5.1)

     24.1  Power of Attorney with respect to certain signatures in the Registration Statement
           (see signature page to Registration Statement)

     27    Financial Data Schedule


------------------------


* Included herewith



** To be filed by amendment


ITEM 28.  UNDERTAKINGS

    1.  The Registrant hereby undertakes:

        (1) that for purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or

    497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

        (2) that for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

        (3) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) to include any additional or changed material information on the plan of distribution.

        (4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (5) to provide to the Representative of the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Representative of the Underwriters to permit prompt delivery to each purchaser.

    2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 8th day of November, 1996.


                                NAVIDEC, INC.

                                By:               /s/ RALPH ARMIJO
                                     -----------------------------------------
                                            Ralph Armijo, PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Ralph Armijo his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.


          SIGNATURES                      TITLE                    DATE
------------------------------  --------------------------  -------------------

       /s/ RALPH ARMIJO
------------------------------  President, Chief Executive   November 8, 1996
         Ralph Armijo             Officer and Director

   /s/ PATRICK R. MAWHINNEY
------------------------------  Chief Financial Officer,     November 8, 1996
     Patrick R. Mawhinney         Treasurer and Director